Exhibit 10.17

                                   $60,000,000

                                CREDIT AGREEMENT

                                   Dated as of

                                 March 12, 1998

                                      Among

                        THE YORK GROUP, INC., AS BORROWER

            ABN AMRO BANK N.V., HOUSTON AGENCY, AS AGENT AND LENDER,

                                       AND

                   CERTAIN FINANCIAL INSTITUTIONS, AS LENDERS
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                                         TABLE OF CONTENTS                                   PAGE

SECTION 1.  DEFINITIONS; INTERPRETATION.........................................................1
        Section 1.1.  Definitions...............................................................1
        Section 1.2.  Interpretation...........................................................13

SECTION 2.  THE CREDIT FACILITIES..............................................................13
        Section 2.1.  Revolving Loans..........................................................13
        Section 2.2.  Letters of Credit........................................................14
        Section 2.3.  Types of Loans and Minimum Borrowing Amounts.............................16
        Section 2.4.  Manner of Borrowing......................................................17
        Section 2.5.  Interest Periods.........................................................19
        Section 2.6.  Payments.................................................................19
        Section 2.7.  Default Rates............................................................20
        Section 2.8.  Optional Prepayments.....................................................21
        Section 2.9.  Mandatory Prepayments of Loans...........................................21
        Section 2.10. The Revolving Notes......................................................21
        Section 2.11. Breakage Fees............................................................22
        Section 2.12. Commitment Terminations..................................................22

SECTION 3.  FEES AND PAYMENTS..................................................................23
        Section 3.1.  Fees.....................................................................23
        Section 3.2.  Place and Application of Payments........................................24
        Section 3.3.  Withholding Taxes........................................................24

SECTION 4.  CONDITIONS PRECEDENT...............................................................26
        Section 4.1.  Conditions Precedent to Initial Borrowing................................26
        Section 4.2.  Conditions Precedent to Borrowing for Acquisition of Colonial Guild......27
        Section 4.3.  Conditions Precedent to all Borrowings...................................29

SECTION 5.  REPRESENTATIONS AND WARRANTIES.....................................................30
        Section 5.1.  Corporate Organization...................................................30
        Section 5.2.  Corporate Power and Authority; Validity..................................30
        Section 5.3.  No Violation.............................................................31
        Section 5.4.  Litigation...............................................................31
        Section 5.5.  Use of Proceeds; Margin Regulations......................................31
        Section 5.6.  Investment Company Act...................................................31
        Section 5.7.  Public Utility Holding Company Act.......................................31
        Section 5.8.  True and Complete Disclosure.............................................31
        Section 5.9.  Financial Statements.....................................................32
        Section 5.10. No Material Adverse Change...............................................32
        Section 5.11. Labor Controversies......................................................32
        Section 5.12. Taxes....................................................................32
        Section 5.13. ERISA....................................................................32
        Section 5.14. Consents.................................................................33
        Section 5.15. Capitalization...........................................................33
        Section 5.16. Ownership of Property....................................................33
        Section 5.17. Compliance with Statutes.................................................33
        Section 5.18. Environmental Matters....................................................33
        Section 5.19. Dividend Restrictions....................................................34
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SECTION 6.  COVENANTS..........................................................................34
        Section 6.1.  Corporate Existence......................................................34
        Section 6.2.  Maintenance..............................................................34
        Section 6.3.  Taxes....................................................................34
        Section 6.4.  ERISA....................................................................34
        Section 6.5.  Burdensome Restrictions, Etc.............................................35
        Section 6.6.  Insurance................................................................35
        Section 6.7.  Financial Reports and Other Information..................................35
        Section 6.8.  Lenders' Inspection Rights...............................................37
        Section 6.9.  Conduct of Business......................................................37
        Section 6.10. New Subsidiaries.........................................................38
        Section 6.11. Restrictions on Redemption; Dividends....................................38
        Section 6.12. Restrictions on Fundamental Changes......................................38
        Section 6.13. Environmental Laws.......................................................39
        Section 6.14. Liens....................................................................39
        Section 6.15. Debt.....................................................................41
        Section 6.16. Loans, Advances and Investments..........................................41
        Section 6.17. Transfer of Assets.......................................................42
        Section 6.18. Transactions with Affiliates.............................................43
        Section 6.19. Compliance with Laws.....................................................43
        Section 6.20. Negative Pledges.........................................................43
        Section 6.21. Maximum Capital Expenditures.............................................43
        Section 6.22. Maximum Total Debt to EBITDA Ratio.......................................43
        Section 6.23. Maximum Total Debt to Total Capital Ratio................................43
        Section 6.24. Minimum Fixed Charge Coverage Ratio......................................43

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.....................................................43
        Section 7.1.  Events of Default........................................................43
        Section 7.2.  Non-Bankruptcy Defaults..................................................45
        Section 7.3.  Bankruptcy Defaults......................................................46
        Section 7.4.  Collateral for Undrawn Letters of Credit.................................46
        Section 7.5.  Notice of Default........................................................47
        Section 7.6.  Expenses.................................................................47

SECTION 8.  CHANGE IN CIRCUMSTANCES............................................................47
        Section 8.1.  Change of Law............................................................47
        Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR Rate..........47
        Section 8.3.  Increased Cost and Reduced Return........................................48
        Section 8.4.  Lending Offices..........................................................49
        Section 8.5.  Discretion of Lender as to Manner of Funding.............................49
        Section 8.6.  Limitation on Charges; Substitute Lenders; Non-Discrimination............49

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SECTION 9.  THE AGENT..........................................................................50
        Section 9.1.  Appointment and Authorization of Agent...................................50
        Section 9.2.  Rights and Powers........................................................50
        Section 9.3.  Action by Agent..........................................................50
        Section 9.4.  Consultation with Experts................................................51
        Section 9.5.  Indemnification Provisions; Credit Decision..............................51
        Section 9.6.  Indemnity................................................................52
        Section 9.7.  Resignation of Agent and Successor Agent.................................52

SECTION 10.  MISCELLANEOUS.....................................................................52
        Section 10.1. No Waiver................................................................52
        Section 10.2. Non-Business Day.........................................................52
        Section 10.3. Documentary Taxes........................................................53
        Section 10.4. Survival of Representations..............................................53
        Section 10.5. Survival of Indemnities..................................................53
        Section 10.6. Setoff...................................................................53
        Section 10.7. Notices..................................................................54
        Section 10.8. Counterparts.............................................................54
        Section 10.9. Successors and Assigns...................................................54
        Section 10.10.Sales and Transfers of Borrowings and Notes; Participations in
                      Borrowings and Notes.....................................................54
        Section 10.11.Amendments, Waivers and Consents.........................................57
        Section 10.12.Headings.................................................................57
        Section 10.13.Legal Fees, Other Costs and Indemnification..............................57
        Section 10.14.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial..........58
        Section 10.15.Confidentiality..........................................................59
        Section 10.16.Effectiveness............................................................59
        Section 10.17.Severability.............................................................59
        Section 10.18.Change in Accounting Principles or Tax Laws..............................60
        Section 10.19.Entire Agreement.........................................................60
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EXHIBITS

Exhibit 2.2A   -      Form of Borrowing Request
Exhibit 2.2B   -      Form of Application
Exhibit 2.10   -      Form of Revolving Note
Exhibit 4.1A   -      Form of Subsidiary Guaranty
Exhibit 4.1B   -      Form of Subordination Agreement
Exhibit 6.7    -      Form of Compliance Certificate
Exhibit 10.10  -      Form of Assignment Agreement

SCHEDULES

Schedule 5.1   -      List of Subsidiaries
Schedule 5.4   -      List of Litigation
Schedule 5.18  -      List of Environmental Claims
Schedule 6.16  -      List of Existing Investments

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        CREDIT AGREEMENT, dated as of March 12, 1998, between The York Group,
Inc., a Delaware corporation (the "BORROWER"), ABN AMRO Bank N.V., a Netherlands chartered bank acting through its Houston agency ("ABN AMRO"), and the other lenders from time to time parties hereto (each a "LENDER" and collectively, the "LENDERS"), and ABN AMRO, as administrative agent for the Lenders (in such capacity, the "AGENT").

                                            WITNESSETH:

        WHEREAS, the Borrower desires to obtain commitments from the Lenders to make loans to the Borrower and to participate in letters of credit for the account of the Borrower; and

        WHEREAS, the Lenders are willing to extend such commitments to the Borrower on the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION

  Section 1.1 Unless otherwise defined herein, the following terms shall have the following meanings:

        "ACQUISITION" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

        "ADJUSTED LIBOR RATE" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

        Adjusted LIBOR Rate  =                           LIBOR RATE
                                                         ----------
                                          1.00 - Eurodollar Reserve Percentage

        "AFFILIATE" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person. As used in this definition, "CONTROL" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

        "AGENT" means ABN AMRO acting in its capacity as agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

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        "AGREEMENT" means this Credit Agreement, as amended, restated or supplemented from time to time.

        "APPLICABLE MARGIN" means, for Eurodollar Loans and the commitment fee with respect to Letters of Credit and for any applicable period, at such times as the relevant Total Debt to EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Total Debt to EBITDA Ratio:

         Total Debt to EBITDA
                       RATIO                               EURODOLLAR LOANS
                ------------                               ----------------

Less than 1.0 to 1.0                                            0.875%

Equal to or greater than 1.0 to 1.0
but less than or equal to 1.5 to 1.0                            1.000%

Greater than 1.5 to 1.0 but less than
or equal to 2.0 to 1.0                                          1.125%

Greater than 2.0 to 1.0 but less than
or equal to 2.5 to 1.0                                          1.250%

Greater than 2.5 to 1.0                                         1.375%

For the period from the Effective Date through the earlier of (i) the date the Borrower is to provide the Agent with the financial statements for the fiscal quarter ended March 31, 1998, as required by Section 6.7(a)(i) or, if earlier, the date such financial statements are provided to the Agent, or (ii) the date of any Material Acquisition other than the Acquisition of Colonial Guild, the Applicable Margin shall be 1.250% per annum. Thereafter, the Applicable Margin shall be reset by the Agent either (i) upon its receipt of the applicable financial statements and Compliance Certificate as required by Section 6.7(a)(i) or (ii) and Section 6.7(b) from the Borrower to be effective as of the date one
(1) Business Day after the earlier of the date such financial statements are required to be provided or the date such financial statements are provided to the Agent, or (ii) based upon the pro forma Total Debt to EBITDA Ratio as of the date of consummation of any Material Acquisition after giving effect to any Borrowings hereunder and any other Debt incurred in connection with such Material Acquisition to be effective as of the date one (1) Business Date after the date of the consummation of such Material Acquisition.

        "APPLICATION" means an application for a Letter of Credit as defined in
Section 2.2(b).

        "ASSIGNMENT AGREEMENT" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Revolving Credit Commitments, Loans and participations in Letters of Credit to another Person that is, or thereupon becomes, a Lender, or increases its Revolving Credit Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.10.

                                       2
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        "AUTHORIZED OFFICER" means any officer or other employee of the Borrower or the Guarantor, as applicable, authorized from time to time to execute and deliver a Credit Document under this Agreement.

        "BASE RATE" means, for any day, the greater of:

               (i) the fluctuating commercial loan rate announced by the Lender which is the Agent from time to time at its Chicago, Illinois office (or other corresponding office, in the case of any successor Agent) as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

               (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, PROVIDED THAT (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent, plus (y) one-half of one percent (0.50%) per annum.

        "BASE RATE LOAN" means a Loan bearing interest prior to maturity at the Base Rate.

        "BORROWER" means The York Group, Inc., a Delaware corporation.

        "BORROWING" means any extension of credit made by the Lenders by way of Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders advance funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, is "CONTINUED" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing and is "CONVERTED" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to
Section 2.4(a).

        "BORROWING REQUEST" means a request for a Borrowing as defined in
Section 2.2(b).

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in Houston, Texas or New York, New York, and, if the applicable Business Day relates to the advance or continuation of, conversion into or payment on a Eurodollar Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.

        "CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of (i) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during

                                       3
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such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) all Capitalized Lease Obligations incurred during such period.

        "CAPITALIZED LEASE OBLIGATIONS" means, for any period, the amount of the Borrower's and its Subsidiaries' liabilities under all leases (or similar arrangements) of real or personal property (or any interest therein) which in accordance with GAAP would be classified as capitalized leases on the balance sheet of the Borrower and its Subsidiaries.

        "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-2 from S&P or P-2 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder;
(vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and
(vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through
(vi) above.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COLLATERAL ACCOUNT" means the cash collateral account for outstanding undrawn Letters of Credit as defined in Section 7.4(b).

        "COLONIAL GUILD" means Colonial Guild, Ltd., a West Virginia company.

        "COLONIAL MERGER AGREEMENT" means that certain Agreement and Plan of Merger among the Borrower, Colonial Acquisition Corp., Colonial Guild and certain shareholders of Colonial Guild dated as of February 17, 1998.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit 6.7.

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        "CONSOLIDATED CASH INTEREST EXPENSE" means, as of any date of determination, the aggregate of all cash Consolidated Interest Expense, including, without limitation, all net amounts payable (or receivable) under Interest Rate Protection Agreements and all imputed interest in respect of Capitalized Lease Obligations; PROVIDED, HOWEVER, Consolidated Cash Interest Expense shall not include interest expense attributable to amortization of debt discount.

        "CONSOLIDATED EARNINGS BEFORE INTEREST, LEASES AND TAXES" means, as of any date of determination, with respect to the Borrower and its Subsidiaries, the sum of (i) Consolidated Net Income, plus (ii) to the extent that any of the items referred to in any of clauses (a), (b) or (c) below were deducted in calculating Consolidated Net Income: (a) provisions for taxes on income or revenues, (b) Consolidated Cash Interest Expense, and (c) Lease Expense.

        "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Debt, determined in accordance with GAAP.

        "CONSOLIDATED INTEREST INCOME" means, for any period, the total interest income of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Debt, determined in accordance with GAAP.

        "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

        "CONSOLIDATED NET TANGIBLE ASSETS" means as of any date of determination, the total amount of assets of the Borrower and its Subsidiaries on a consolidated basis for such period, less, without duplication, (i) current liabilities, (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for deferred federal, state and other income taxes), (iii) all assets properly classified as intangible assets, and (iv) appropriate adjustments on account of minority interests of third parties holding common stock in any Subsidiary of the Company; in each instance as determined in accordance with GAAP.

        "CONSOLIDATED NET WORTH" means, as of any date of determination, the Borrower's consolidated stockholders' equity determined in accordance with GAAP.

        "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), in any manner, whether direct or indirect, including, without limitation, any obligations of such Person, whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (x) for the purchase, payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to lease property or to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof.

        "CONSOLIDATED OPERATING INCOME" means, as of any date of determination, the sum of (i) Consolidated Earnings Before Interest, Leases and Taxes, plus
(ii) depreciation and amortization expenses of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

        "CREDIT DOCUMENTS" means this Agreement, the Revolving Notes, the Subsidiary Guaranties, the Subordination Agreements, the Borrowing Requests, the Applications and any other documents or instruments executed by the Borrower or any of the Guarantors in connection with this Agreement.

        "DEBT" means for any Person (without duplication): (i) all advances and indebtedness, whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all Capitalized Lease Obligations and leases of property or assets made as a part of any sale and lease-back transaction whether or not required to be capitalized on a balance sheet, (iv) all Contingent Obligations, including, without limitation, all indebtedness under guaranties, endorsements, assumptions or other contractual obligations, including any letters of credit, unsecured performance guarantees given in the normal course of business of the Borrower or a Subsidiary under contractual obligations and any standby letters of credit issued by a banking institution as security therefore; PROVIDED, HOWEVER, that letters of credit issued by the Borrower or any Subsidiary as security for insurance premiums, workman's compensation insurance, environmental bonds and other such similar purposes shall be excluded from the amount of Debt to the extent of an aggregate amount of $5,000,000, (v) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (vi) Interest Rate Protection Agreements (without duplication for the hedged obligation), (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to above in (i), (ii),
(iii), (iv), (v) or (vi); PROVIDED, HOWEVER, that "Debt" shall not include (i) trade accounts payable arising in the ordinary course of business or (ii) casket repurchase obligations under any repurchase agreements in an amount not to exceed $5,000,000 in the aggregate during the term of this Agreement. The amount of Debt attributable to original issue discount notes or bonds shall be equal to the net book amount of consolidated debt recorded in accordance with GAAP. The calculation of Debt shall include all Debt of the Borrower, plus all Debt of other Persons, other than Subsidiaries, which has been guaranteed by the Borrower or any Subsidiary. Debt shall also include the redemption amount with respect to any stock of the Borrower required to be redeemed within twelve (12) months following the date of determination.

        "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

        "DOLLAR" and "U.S. DOLLAR" and the sign "$" means lawful money of the United States of America.

        "EBITDA" means, as of any date of determination, the sum of (i) Consolidated Net Income before (a) Consolidated Interest Expense, (b) Consolidated Interest Income, (c) provisions for taxes based on income or revenues, and (d) any extraordinary, unusual or nonrecurring gains or losses; plus (ii) the amount of all depreciation, amortization expense and other non-cash charges (excluding the effects of any accruals made in the ordinary course of business) deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a historic four fiscal quarter pro forma basis).

        "EFFECTIVE DATE" means the date this Agreement shall become effective as defined in Section 10.16.

        "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("CLAIMS") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

        "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, written policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EURODOLLAR LOAN" means a Loan bearing interest prior to maturity at the Adjusted LIBOR Rate plus the Applicable Margin.

        "EURODOLLAR RESERVE PERCENTAGE" means, with respect to each Interest Period for a Eurodollar Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

        "EVENT OF DEFAULT" means any of the events or circumstances specified in
 Section 7.1.

        "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (i) Consolidated Earnings Before Interest, Leases and Taxes to (ii) the sum of (a) Consolidated Cash Interest Expense plus (b) Lease Expense.

        "FEE LETTER" means that certain letter agreement between the Borrower and the Agent dated March 9, 1998, as amended by the parties thereto from time to time.

        "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

        "GUARANTOR" means each of Elder Davis, Inc., an Indiana corporation, The Doody Group, Inc., a Delaware corporation, West Point Casket Co., Inc., a Delaware corporation, Dixie Vault Company, Inc., an Alabama corporation, York Agency, Inc., a Delaware corporation, York Acquisition Corp., a Delaware corporation, and any other Material Subsidiary of the Borrower required to become a Guarantor pursuant to Section 6.10.

        "HAZARDOUS MATERIAL" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "HAZARDOUS" or "TOXIC" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

        "HIGHEST LAWFUL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Reimbursement Obligations, or under laws applicable to the Lenders, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or the Reimbursement Obligations represented hereby are usurious under all applicable laws shall be made by amortizing or spreading using the actuarial method during the stated term of the Loans or the Reimbursement Obligations, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans or the Reimbursement Obligations, as applicable.

        "INITIAL BORROWING DATE" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing and the initial Borrowing hereunder occurs.

        "INTEREST PAYMENT DATE" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing June 30, 1998, and (ii) for a Eurodollar Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months or more, the Business Day occurring three (3) months after the commencement of such Interest Period.

        "INTEREST PERIOD" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and, subject to Section 2.5, ending on the date one (1), two (2), three (3), six
(6) or (subject to availability to all of the Lenders) twelve (12) months thereafter as selected by the Borrower pursuant to the terms of this Agreement, or with respect to the initial Borrowing hereunder as otherwise agreed by the Borrower and all Lenders.

        "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

        "L/C DOCUMENTS" means this Agreement, the Letters of Credit and any Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

        "L/C OBLIGATIONS" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

        "LEASE" means any lease, sublease or other instrument (other than a Capitalized Lease Obligation) pursuant to which a Person is entitled to use any property of another Person for an original term, such original term to include any period for which such lease, sublease or other instrument may be renewed at the option of the lessor or lessee thereunder.

        "LEASE EXPENSE" means, as of any date of determination, for any period for which the amount thereof is to be determined, (i) all amounts payable by the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, as a lessee or a sublessee under any Lease, minus (ii) any amounts required to be paid by the Borrower or any of its Subsidiaries on account of maintenance, repairs, insurance, taxes and similar charges (whether or not such are designated as rents or additional rents) for such period.

        "LENDERS" is defined in the preamble.

        "LENDING OFFICE" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof or designated pursuant to Sections 8.4 or 10.10.

        "LETTER OF CREDIT" means any of the letters of credit issued by the Lenders for the account of the Borrower pursuant to Section 2.2(a).

        "LIBOR RATE" means, relative to any Interest Period for each Eurodollar Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic mean of the "LIBOR" rates of interest per annum appearing on Telerate Page 3750 (or any successor publication) for the applicable currency two (2) Business Days before the commencement of such Interest Period for delivery on the first day of such Interest Period, at or about 11:00 a.m. (London, England time) for a period approximately equal to such Interest Period. If the foregoing Telerate rate is unavailable for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBOR page, or if such rate is also unavailable on such service, on any other interest rate reporting service of recognized standing selected by the Agent after consultation with the Borrower.

        "LIEN" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

        "LOAN" means a Base Rate Loan or a Eurodollar Loan, each of which is a "TYPE" of Loan hereunder.

        "MAJORITY LENDERS" means, at any time, Lenders then holding in the aggregate at least sixty-six and two/thirds percent (66 2/3%) of the Revolving Credit Commitments, or if the Revolving Credit Commitments have terminated, the aggregate Obligations. The percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender hereunder.

        "MATERIAL ADVERSE EFFECT" means an effect that results in a material adverse change (i) since December 31, 1997 (other than as disclosed in the Borrower's financial projections dated March 3, 1998, provided to the Agent), in
(a) before the time the Acquisition of Colonial Guild and its Subsidiaries is consummated, the business, properties, assets, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, or Colonial Guild and its Subsidiaries taken as a whole, or (b) on and after the time the Acquisition of Colonial Guild and its Subsidiaries is consummated, the business, properties, assets, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) in the ability of the Borrower or any of the Guarantors to perform its Obligations under the Credit Documents to which it is a party, or
(iii) in the rights and remedies of the Lenders or the Agent in any material adverse respect under the Credit Documents.

        "MATERIAL ACQUISITION" means any Acquisition for which the cash purchase price paid and Debt incurred by the Borrower or any of its Subsidiaries (excluding any part of the purchase price paid with the cash proceeds from an equity offering) equals or exceeds $15,000,000.

        "MATERIAL SUBSIDIARY" means (i) each of Elder Davis, Inc., The Doody Group, Inc., West Point Casket Co., Inc., Dixie Vault Company, Inc., York Agency, Inc. and York Acquisition Corp., and (ii) each Subsidiary formed or acquired after the Effective Date which is required to execute a Guaranty pursuant to Section 6.10.

        "MATURITY DATE" means March 11, 2003.

        "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

        "OBLIGATIONS" means all obligations of the Borrower and the Guarantors to pay fees, costs and expenses hereunder, to pay principal or interest on Loans, to pay Reimbursement Obligations and to pay any other obligations to the Agent and Lenders arising under or in relation to any Credit Document.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "PERCENTAGE" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment; PROVIDED, THAT, if the Revolving Credit Commitments are terminated, each Lender's Percentage shall be calculated based on its Revolving Credit Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

        "PERMITTED BUSINESS" means any business described in Section 6.9.

        "PERMITTED LIENS" means the Liens described in Section 6.14.

        "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

        "PLAN" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

        "PRIVATE PLACEMENT" means the Borrower's Senior Note Purchase Agreement with respect to its 7.87% Senior Notes due June 30, 2004.

        "PURCHASING LENDER" has the meaning given such term in Section 10.10(b).

        "REIMBURSEMENT OBLIGATION" means the obligations of the Borrower to reimburse the Agent and the Lenders for each drawing under a Letter of Credit as described in Section 2.2(c).

        "REUTERS SCREEN" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Reuter Money 2000 Service (or such other page as may replace that page on that service or on any replacement Reuter Service for the purpose of displaying rates comparable to the "LIBOR" rate).

        "REVOLVING CREDIT" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and 2.2.

        "REVOLVING CREDIT COMMITMENT" means, relative to any Lender, such Lender's obligations to make Revolving Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2 in the percentages set forth opposite its signature hereto or pursuant to Section 10.10, as such commitments may be reduced from time to time pursuant to this Agreement.

        "REVOLVING CREDIT COMMITMENT AMOUNT" means (i) for the period from the Effective Date through March 11, 2001, $60,000,000, (ii) for the period from March 12, 2001, through March 11, 2002, $50,000,000, and (iii) for the period from March 12, 2002 through the Maturity Date, $40,000,000, as such amounts may be reduced from time to time pursuant to the terms of this Agreement.

        "REVOLVING CREDIT COMMITMENT TERMINATION DATE" means the earliest of (i) March 11, 2003; (ii) the date on which the Revolving Credit Commitments are terminated in full or reduced to zero pursuant to Section 2.12; or (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Revolving Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent to the Borrower pursuant to Section 7.2 that the Revolving Credit Commitments have been terminated.

        "REVOLVING LOANS" shall have the meaning ascribed to such term in
Section 2.1(a).

        "REVOLVING NOTES" means certain promissory notes of the Borrower as defined in Section 2.10.

        "SEC" means the Securities and Exchange Commission.

        "S&P" means Standard & Poor's Ratings Group or any successor thereto.

        "SPECIAL PURPOSE SUBSIDIARIES" means each of T.Y.G. Company, T.Y.G. Trade Company and any other Subsidiaries of the Borrower as defined in Section 6.9.

        "SUBORDINATION AGREEMENT" means each Subordination Agreement of T.Y.G. Company, T.Y.G. Trade Company and any other Special Purpose Subsidiary formed after the Effective Date in substantially the form of Exhibit 4.1B.

        "SUBSIDIARY" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

        "SUBSIDIARY GUARANTY" means each Guaranty of the Material Subsidiaries in substantially the form of Exhibit 4.1A.

        "T.Y.G. COMPANY" means T.Y.G. Company, Inc., a Delaware corporation.

        "T.Y.G. TRADE COMPANY" means T.Y.G. Trade Company, Inc., a Delaware corporation.

        "TAXES" shall have the meaning ascribed to such term in Section 5.12.

        "TELERATE" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or on any replacement Dow Jones Service for the purpose of displaying rates comparable to the "LIBOR" rate).

        "TOTAL CAPITAL" means, as of any date of determination, the sum of Total Debt plus Consolidated Net Worth as of such date.

        "TOTAL DEBT" means, as of any date of determination, the aggregate amount of all Debt of the Borrower and its Subsidiaries outstanding on such date determined on a consolidated basis in accordance with GAAP.

        "TOTAL DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of Total Debt to EBITDA, calculated using Total Debt at the date of determination and EBITDA on a historic four fiscal quarter rolling basis.

        "TOTAL DEBT TO TOTAL CAPITAL RATIO" means, as of any date of determination, the ratio of Total Debt to Total Capital.

        "TRANSFER" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

        "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

        . The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided.

SECTION 2.  THE CREDIT FACILITIES

        Section 2.1. REVOLVING LOANS. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each, a "REVOLVING LOAN") to the Borrower from time to time before the Revolving Credit Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Revolving Credit Commitment Amount then in effect (for each Lender its "REVOLVING CREDIT COMMITMENT"), subject to any reductions thereof pursuant to the terms of this Agreement. The Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages. No Lender shall be required to make any Revolving Loan if, after giving effect thereto, the aggregate principal amount of (i) all Revolving Loans of all Lenders and the L/C Obligations outstanding of the Borrower would thereby exceed the Revolving Credit Commitment Amount then in effect or (ii) all Revolving Loans of such Lender and its participating interest in all Letters of Credit would thereby exceed the Percentage of such Lender of the Revolving Credit Commitment Amount then in effect. Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Revolving Credit Commitment Termination Date, subject to the terms and conditions hereof.

        Section 2.2 LETTERS OF CREDIT (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Revolving Credit Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "LETTER OF CREDIT") for the Borrower's account, all such Letters of Credit to be in an aggregate undrawn face amounts at any time outstanding not to exceed $10,000,000; PROVIDED THAT the Agent shall not issue a Letter of Credit, and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit pursuant to Section 2.2(d), if after giving effect thereto, the aggregate principal amount of the Revolving Loans and the L/C Obligations outstanding of the Borrower would thereby exceed the Revolving Credit Commitment Amount then in effect; and PROVIDED FURTHER THAT the Agent shall have no obligation to issue and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit if the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or such Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit.

        (b) ISSUANCE PROCEDURE. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent a duly executed Borrowing Request from an Authorized Officer in substantially the form of Exhibit 2.2A (each, a "BORROWING REQUEST"), together with a duly executed application for the relevant Letter of Credit substantially in the form of Exhibit 2.2B (each, an "APPLICATION"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Borrowing Request and Application and any other reasonably requested documents or information at least three (3) Business Days prior to any requested issuance date, the Agent will process such Borrowing Request and Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit shall have an expiration date no later than one (1) year after the Maturity Date. Any Letter of Credit that shall have an expiration date after the Maturity Date shall be pre-funded pursuant to the provisions of Section 7.4. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than one
(1) year after the Maturity Date, (ii) the Revolving Credit Commitment Termination Date shall have occurred, (iii) a Default or an Event of Default exists and the Majority Lenders have given the Agent instructions not to so permit the expiration date of such Letter of Credit to be extended, or (iv) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of
Section 4.2 and the other terms and conditions of this Section 2.2.

        (c)    THE BORROWER'S REIMBURSEMENT OBLIGATIONS.

               (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent, for the ratable benefit of the Lenders, for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (each, a "REIMBURSEMENT OBLIGATION") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to Section 2.4 and the other terms and conditions contained in this Agreement.

The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in
Section 2.7. If any such payment or disbursement is reimbursed to the Agent after 1:30 p.m. on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one
(1) Business Day after receipt of any draft drawn under a Letter of Credit.

               (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(c) and each applicable Application shall be absolute, unconditional and irrevocable (subject to Section 2.2(b)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE AGENT'S OR ANY LENDER'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances:

                      (1) any lack of validity or enforceability of any of the
               L/C Documents;

                      (2) the existence of any claim, setoff, defense or other
               right the Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                      (3) any statement or any other document presented under a
               Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, PROVIDED THAT the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent;

                      (4) payment by the Agent under a Letter of Credit against
               presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, PROVIDED THAT the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                      (5) any other act or omission to act or delay of any kind
               by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, PROVIDED THAT such act or omission of the Agent or any Lender did not constitute gross negligence or willful misconduct of the Agent or any Lender.

        (d) THE PARTICIPATING INTERESTS. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(c) and 2.4(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 1:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Base Rate in effect for each such day and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. The several obligations of the Lenders to the Agent under this Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Revolving Credit Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

        Section 2.3 TYPES OF LOANS AND MINIMUM BORROWING AMOUNTS. Borrowings of Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to Section 2.4. All Borrowings advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans unless the requisite notice for a Eurodollar Loan has been given pursuant to Section 2.4(a) and indemnification is given by the Borrower to the Agent and the Lenders satisfactory to the Agent and the Lenders for any breakage fees incurred. Each Borrowing of Base Rate Loans and Eurodollar Loans shall be in an amount of not less than $1,000,000.

        Section 2.4.  MANNER OF BORROWING

        (a) NOTICE TO THE AGENT. The Borrower shall give notice to the Agent by no later than 12:00 noon (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request from an Authorized Officer, PROVIDED THAT the Borrower may give telephonic notice of such request so long as a duly executed Borrowing Request is promptly thereafter delivered or telecopied to the Agent. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.11; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day. The Borrower may select multiple Interest Periods for the Revolving Loans constituting any particular Borrowing, PROVIDED THAT at no time shall the number of different Interest Periods for outstanding Eurodollar Loans exceed ten (10) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon at least three (3) Business Days with respect to continued or new Eurodollar Loans before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an Authorized Officer without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

        (b) NOTICE TO THE LENDERS. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.4(a) relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurodollar Loans (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

        (c) BORROWER'S FAILURE TO NOTIFY. If the Borrower fails to give notice pursuant to Section 2.4(a) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing by way of Eurodollar Loans or of
(ii) a Borrowing by way of Loans to pay outstanding Reimbursement Obligations, and has not notified the Agent by 12:00 noon at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Eurodollar Loans or by the day such Reimbursement Obligation becomes due, that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a Base Rate Loan or (y) the advance of a new Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing pursuant to this sub-clause (y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.1(a) and to have been applied on such day to pay the Reimbursement Obligation then due, in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2. Upon the occurrence and during the continuance of any Default or Event of Default, (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, continue or convert Loans into, Eurodollar Loans shall be suspended.

        (d) DISBURSEMENT OF LOANS. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in Chicago, Illinois for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by Borrower) on such date. In the event that any Lender does not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day), PROVIDED THAT acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

        (e) AGENT RELIANCE ON LENDER FUNDING. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Agent's cost of funds. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Revolving Credit Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          Section 2.5. INTEREST PERIODS. As provided in Section 2.4(a), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Eurodollar Loans from among the available options subject to the limitations in Section 2.4(a); PROVIDED, HOWEVER:

               (i) the Borrower may not select an Interest Period for a Borrowing of Eurodollar Loans that extends beyond the Maturity Date;

               (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day or reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

               (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if such Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

        Section 2.6.  PAYMENTS

        (a) INTEREST ON BASE RATE LOANS. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan in accordance with Section 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan in accordance with
Section 2.4(a).

        (b) INTEREST ON EURODOLLAR LOANS. Each Eurodollar Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Adjusted LIBOR Rate plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with
Section 2.4(a).

        (c) INTEREST RATE DETERMINATIONS. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

        (d) PRINCIPAL PAYMENTS. All outstanding principal of the Loan, together with all accrued and unpaid interest thereon and all other Obligations, shall be and payable on the Maturity Date.

        Section 2.7 DEFAULT RATES. If any payment of principal, interest or fees is not paid when due after the expiration of the grace period therefor provided in Section 7.1 (whether by acceleration or otherwise), such amount shall bear interest (computed on the basis of a year of 360 days for Eurodollar Loans or interest thereon and 365 or 366 days for unpaid fees, Base Rate Loans or interest thereon and actual days elapsed) from the date such payment was due until such amount then due is paid in full, payable on demand, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity). It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Revolving Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Revolving Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Revolving Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Revolving Notes or to the Reimbursement Obligations (or, if the principal amount of the Revolving Notes and all Reimbursement

Obligations shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Revolving Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Revolving Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Revolving Notes or to the Reimbursement Obligations (or if the principal amount of the Revolving Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and
(iii) if at any time the interest provided under the Revolving Notes or the Credit Agreement, together with any other fees payable pursuant to the Revolving Notes, the Credit Agreement or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to such Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, such Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Agent and the Lenders hereby elect to determine the applicable rate ceiling under Section
303.201 of the Texas Finance Code Ann. (Vernon 1998) by the weekly rate ceiling from time to time in effect, subject to the Agent and the Lenders' right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998), regulating certain revolving credit accounts shall not apply to this Agreement or any of the Revolving Notes.

        Section 2.8 OPTIONAL PREPAYMENTS. The Borrower shall have the privilege of prepaying the Loans without premium or penalty in whole or in part at any time, PROVIDED THAT any prepayment of Base Rate Loans or Eurodollar Loans shall be in increments of $500,000 or, if less, the total outstanding principal amount of such Loans. If the Borrower is prepaying Eurodollar Loans, it shall give to the Agent notice of such prepayment no later than 12:00 noon at least three (3) Business Days before the proposed prepayment date. All prepayments of Eurodollar Loans shall be accompanied by accrued interest thereon, together with any applicable breakage fees and funding losses pursuant to Section 2.11. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or Eurodollar Loans outstanding.

        Section 2.9 MANDATORY PREPAYMENTS OF LOANS. If the aggregate principal amount of outstanding Revolving Loans and L/C Obligations shall at any time for any reason exceed the Revolving Credit Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Revolving Loans and, if all Revolving Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of Section 7.4. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.8, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Lenders of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.11.

        Section 2.10. THE REVOLVING NOTES. The Revolving Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each Lender in the form of Exhibit 2.10 (each such promissory note, together with any replacements thereof, a "REVOLVING NOTE"). Each holder of the Revolving Notes shall record on its books and records or on a schedule to the Revolving Notes the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Revolving Note or on a schedule to its Revolving Note, shall be PRIMA FACIE evidence as to all such matters; PROVIDED, HOWEVER, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder, together with accrued interest thereon.

        Section 2.11. BREAKAGE FEES. If any Lender incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

               (i) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

               (ii) any failure to make a principal payment of a Eurodollar Loan on the due date therefor; or

               (iii) any failure by the Borrower to borrow, continue, prepay or convert to a Eurodollar Loan on the date specified in a notice given pursuant to
Section 2.4(a),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay to such Lender the amount for such loss, cost or expense as documented in such certificate.

        Section 1.12. COMMITMENT TERMINATIONS The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Revolving Credit Commitments; PROVIDED, THAT the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit. The Agent shall give prompt notice to each Lender of any such termination or reduction of the Revolving Credit Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.12 is permanent and may not be reinstated.

SECTION 3. FEES AND PAYMENTS

        Section 3.1. FEES (a) COMMITMENT FEES. For the period from the Effective Date to and including the Revolving Credit Commitment Termination Date, the Borrower shall pay to the Agent, for the ratable account of the Lenders, a commitment fee per annum (computed on a basis of a 360-day year and actual days elapsed) on an amount equal to the average daily difference between the Revolving Credit Commitment Amount and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations, such commitment fees to be calculated, for any day, at such times as the relevant Total Debt to EBITDA Ratio is in one of the following ranges, based upon the percentage per annum set forth opposite such Total Debt to EBITDA Ratio set forth below times such sum:

             Total Debt to EBITDA
                       RATIO                               EURODOLLAR LOANS
                ------------                               ----------------

Less than 1.0 to 1.0                                             0.25%

Equal to or greater than 1.0 to 1.0
but less than or equal to 1.5 to 1.0                             0.25%

Greater than 1.5 to 1.0 but less than
or equal to 2.0 to 1.0                                           0.25%

Greater than 2.0 to 1.0 but less than
or equal to 2.5 to 1.0                                           0.25%

Greater than 2.5 to 1.0                                          0.30%

Such fee shall be payable in arrears commencing on June 30, 1998, and on the last Business Day of each calendar quarter thereafter and on the Maturity Date, unless the Revolving Credit Commitment is terminated in whole on an earlier date, in which event the commitment fee for the period to but not including the date of termination shall be paid in whole on the date of such termination. For the period from the Effective Date through the earlier of (i) the date the Borrower is to provide the Agent with the financial statements for the fiscal quarter ended March 31, 1998, as required by Section 6.7(a)(i) or, if earlier, the date such financial statements are provided to the Agent, or (ii) the date of any Material Acquisition other than the Acquisition of Colonial Guild, the commitment fee shall be 0.25% per annum. Thereafter, any change to the commitment fee as a result of a change in the Total Debt to EBITDA Ratio shall be determined in the manner and be effective at the dates provided in the definition of Applicable Margin.

        (b) LETTER OF CREDIT FEES. Commencing upon the date of issuance or extension of any Letter of Credit and on the first Business Day of each calendar quarter thereafter, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, quarterly in arrears (pro rated, if necessary for any portion of such quarter), a non-refundable fee equal to the face amount of such Letter of Credit times the Applicable Margin, calculated in each case on the basis of a 360-day year and actual days in the period and based on the then scheduled expiry date of the Letter of Credit; PROVIDED THAT the minimum fee for any Letter of Credit shall be $500. Thereafter, such fees shall be payable by the Borrower in arrears on the last Business Day of each calendar quarter of each year commencing with the next succeeding calendar quarter, with the last such payment on the date any such Letter of Credit expires. In addition, the Borrower shall pay to the Agent, solely for the Agent's account, reasonable administrative and amendment fees and expenses for Letters of Credit established by the Agent from time to time in accordance with its customary practices and as agreed between the Agent and the Borrower and the fronting fee described in the Fee Letter.

        (c) AGENT FEES. The Borrower shall pay to the Agent the fees agreed to in the Fee Letter and any other fees from time to time agreed to by the Borrower and the Agent.

        Section 3.2. PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans and the Reimbursement Obligations and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 1:30 p.m. on the due date thereof at the office of the Agent in Chicago, Illinois (or such other location as the Agent may designate to the Borrower for the benefit of the Lenders). Any payments received by the Agent from the Borrower after 1:30 p.m. shall be deemed to have been received on the next Business Day. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this
Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, PRO RATA based on the respective amounts of such type of Obligation then owing to each Lender. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

        Section 3.3. WITHHOLDING TAXES. (a) PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or any Guarantor to the Agent or any Lender under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges

        (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects the Agent or such Lender to tax by reason of a connection between the taxing jurisdiction and the Agent or such Lender (other than a connection resulting from the transactions contemplated by this Agreement);

        (ii) imposed as a result of a connection between the taxing jurisdiction and the

        Agent or such Lender, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

        (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Lender's interest in this Agreement or any Credit Document or designation of a new Lending Office);

        (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10), after the date on which it becomes a Lender; and

        (v) which would not have been imposed but for (a) the failure of the Agent or any Lender, as the case may be, to provide (x) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to
        Section 3.3(b) below, or (y) any other certification, documentation or proof which could reasonably be requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "INDEMNIFIED TAXES"). If any such withholding is so required, the Borrower or such Guarantor, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Agent and each Lender is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower or such Guarantor, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower or such Guarantor (with such tax receipts to be promptly delivered when actually received), to the Agent or the Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within ten (10) days of such payment.

        (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Effective Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

        (c) REFUND OF TAXES. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower or any Guarantor has paid any amount pursuant to this Section 3.3 or
Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower or such Guarantor.

SECTION 4.  CONDITIONS PRECEDENT.

        Section 4.1. CONDITIONS PRECEDENT TO INITIAL BORROWING.The obligations of the Lenders to advance any Loans hereunder on the Initial Borrowing Date, of the Agent to issue any Letter of Credit on the Initial Borrowing Date and of the Lenders to participate in any Letter of Credit on the Initial Borrowing Date are subject to the following conditions precedent, all in form and substance satisfactory to the Agent and the Lenders, in sufficient number of signed counterparts, where applicable, to provide one for each Lender (except for the Revolving Notes, of which only one original shall be signed for each Lender) and executed, to the extent applicable, by an Authorized Officer of the Borrower or the Guarantors:

        (a)    The Agent shall have received:

               (i) REVOLVING NOTES. The duly executed Revolving Notes of the Borrower;

               (ii) GUARANTIES. The duly executed Guaranties of each of the Guarantors in substantially the form of Exhibit 4.1A;

               (iii) SUBORDINATION AGREEMENTS. The duly executed Subordinated Agreements from each of T.Y.G. Company and T.Y.G. Trade in substantially the form of Exhibit 4.1B;

               (iv) CERTIFICATE OF OFFICERS OF BORROWER AND GUARANTORS. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, (y) copies of such Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws and (z) a certificate of existence and good standing from the appropriate governing agency of such Person's jurisdiction of organization and, to the extent applicable, a certificate of qualification as a foreign corporation and of good standing from the state(s) where such Person conducts business;

               (v) FEES. Payment of the fees and all other expenses reasonably incurred through the date hereof then due and owing to the Agent and the Lenders pursuant to the terms of this Agreement;

               (vi) INSURANCE CERTIFICATE. An insurance certificate describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by the Credit Documents;

               (vii) CERTIFICATE OF FINANCIAL CONDITION. A certificate of the Chief Financial Officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Borrowings on the Initial Borrowing Date hereunder;

               (viii) LIEN SEARCHES. The results of recent lien searches and Uniform Commercial Code searches showing no Liens on any of the property or assets of any of the Borrower or its Subsidiaries other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Initial Borrowing Date;

               (ix) CONSENTS. Certified copies of all documents evidencing any necessary consents and governmental approvals taken or obtained by the Borrower and the Guarantors with respect to the Credit Documents;

               (x) OPINION OF COUNSEL. The opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., legal counsel to the Borrower and the Guarantors covering such matters as the Agent may reasonably require; and

               (xi) OTHER DOCUMENTS. Such other documents as the Agent may reasonably request.

        (b) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Agent.

        Section 4.2. CONDITIONS PRECEDENT TO BORROWING FOR ACQUISITION OF COLONIAL GUILD.The obligations of the Lenders to advance any Loans hereunder for the Acquisition of Colonial Guild and its Subsidiaries is subject to the following conditions precedent, all in form and substance satisfactory to the Agent and the Lenders:

        (a) ACQUISITION CONDITIONS. All of the conditions to such Acquisition contained in the Colonial Merger Agreement shall have been satisfied in full, without amendment or waiver of, or other forbearance to exercise any rights with respect to, any of the terms and provisions thereof relating to (i) the purchase price for the Stock (as defined therein) or the number of shares of Stock to be acquired thereunder, (ii) the consummation of the Merger contemplated therein,
(iii) the material terms of the treatment of dissenting shareholders thereunder,
(iv) the material terms of the indemnification by the shareholders thereunder,
(v) the representations and warranties of Colonial Guild contained in Sections 2.2(a), (b) or (c), 2.3, 2.4, 2.5, 2.11, 2.18 or 2.21, in each case in any material respect, or (vi) the conditions precedent contained in Sections 5.4, 5.5, 5.7, 5.8, 5.15, or 5.16 thereof;

        (b) NO RESTRAINT. No judgment, order, injunction or other similar restraint prohibiting or imposing adverse conditions upon the purchase of all of the shares of Colonial Guild by the Borrower shall be outstanding, and no actions, suits or proceedings shall be pending or threatened with respect to the Borrower or Colonial Guild or their respective Subsidiaries which could reasonably be expected to have an adverse effect on the consummation of the merger contemplated by the Colonial Merger Agreement or the closing to occur thereunder;

        (c) SHARES OF COLONIAL GUILD. All of the shares of stock of Colonial Guild to be purchased in such Acquisition will be purchased free and clear of all restrictions to purchase imposed by applicable laws or regulations and any voting trusts, proxies or similar arrangements or applicable laws or regulations that would restrict the Borrower's right to exercise the voting rights attributable to such shares;

        (d) REGULATORY FILINGS. All actions and proceedings required by applicable laws or regulations to have been taken prior to or on the date of such Acquisition in order for the Borrower to be able to lawfully consummate such Acquisition shall have been taken, all waiting periods thereunder and therefore shall have expired or terminated without any action being taken by any competent authority which restrains, prevents or imposes adverse conditions upon the consummation of such Acquisition, and all consents, waivers and approvals (including, without limitation, those of any governmental authority or regulatory body) necessary to have been given or obtained prior to or on the date of such Acquisition in order for the Borrower to be able to lawfully consummate such Acquisition shall have been given or obtained and remain in full force and effect, including, without limitation, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

        (e) COLONIAL GUILD AS GUARANTOR. Colonial Guild and its Subsidiaries shall each deliver to the Agent Guaranties substantially in the form of Exhibit 4.1A (in sufficient number of signed counterparts to provide one for each Lender) executed by an Authorized Officer of each such entity;

        (f) CERTIFICATE OF FINANCIAL CONDITION. A certificate of the Chief Financial Officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Borrowings for such Acquisition;

        (g) LIEN SEARCHES. The results of recent lien searches and Uniform Commercial Code searches showing no Liens on any of the property or assets of any of Colonial Guild or its Subsidiaries other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Borrowing for such Acquisition;

        (h) CERTIFICATE OF ADDITIONAL GUARANTORS. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of Colonial Guild and its Subsidiaries containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents,
(y) copies of such Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws and (z) a certificate of existence and good standing from the appropriate governing agency of such Person's jurisdiction of organization and, to the extent applicable, a certificate of qualification as a foreign corporation and of good standing from the state(s) where such Person conducts business; and

        (i) REPRESENTATION AND WARRANTIES TRUE AND CORRECT. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents, in each case as though Colonial Guild and its Subsidiaries were then Subsidiaries of the Borrower, shall be true and correct in all material respects as of the time of such Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date.

        Section 4.3. CONDITIONS PRECEDENT TO ALL BORROWINGS.In the case of each advance of a Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit and including the initial Borrowing and any Borrowing for the Acquisition of Colonial Guild hereunder):

        (a) NOTICES. In the case of a Borrowing, the Agent shall have received the Borrowing Request required by Section 2.4, and in the case of the issuance, extension or increase of Letter of Credit, the Agent shall have received a duly completed Borrowing Request and Application for such Letter of Credit meeting the requirements of Section 2.2;

        (b) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

        (c) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing;

        (d) NEW LITIGATION AND CHANGES IN PENDING LITIGATION. Since the Effective Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which could reasonably be expected to have a Material Adverse Effect;

        (e) REGULATION U; OTHER LAWS. The Borrowings to be made by the Borrower shall not result in either the Borrower or the Lenders being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations G, T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Lenders to a penalty or other onerous conditions under or pursuant to any legal requirement; and

        (f) MATERIAL ADVERSE EFFECT. There has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

Each request for the advance of a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower gives to the Lenders written notice to the contrary, in which case the Lenders shall not be required to fund such advances and the Lenders shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Lenders shall have previously waived in writing such non-compliance. In the event that any of the conditions specified in Section 4.3(c) are not satisfied, the Borrower may not convert any Base Rate Loan into a Eurodollar Loan or continue any Eurodollar Loan and may only convert or continue any Eurodollar Loan into or as a Base Rate Loan in accordance with Section 2.4(a) hereof and subject to the applicability of the provisions of Section 2.7 regarding default rates of interest. Further, in such case, any Eurodollar Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, the conditions specified in Section 4.3(c) shall have been satisfied or waived pursuant to the terms hereof.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

  The Borrower represents and warrants to the Lenders and the Agent as follows:

        Section 5.1. CORPORATE ORGANIZATION (a) The Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization,
(ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

        (b) As of the date hereof, the Borrower and Colonial Guild have no Subsidiaries and own no interest in any joint venture or other entity other than as listed in Schedule 5.1.

        Section 5.2. CORPORATE POWER AND AUTHORITY; VALIDITY. Each of the Borrower and the Guarantors has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and the Guarantors has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

        Section 5.3. NO VIOLATION Neither the execution, delivery nor performance by the Borrower or any of the Guarantors of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws of such Person.

        Section 5.4. LITIGATION There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except as disclosed in Schedule 5.4 and except for such lawsuits of other proceedings which are not reasonably expected to have a Material Adverse Effect.

        Section 5.5. USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Revolving Loans may only be used to provide working capital and for general corporate purposes (including the issuance of Letters of Credit), to refinance existing Debt of the Borrower or its Subsidiaries and for Acquisitions. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "MARGIN STOCK" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "MARGIN STOCK," or for a purpose which violates Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        Section 5.6. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY," within the meaning of the Investment Company Act of 1940, as amended.

        Section 5.7. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "HOLDING COMPANY," or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 5.8. TRUE AND COMPLETE DISCLOSURE. All factual information heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Agent or any of the Lenders in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Lenders in connection herewith, any of the other Credit Documents or the Loans will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information was provided.

        Section 5.9. FINANCIAL STATEMENTS. The financial statements heretofore delivered to the Lenders for each of the Borrower's and Colonial Guild's fiscal years ended December 31, 1996, and December 31, 1997, and for each of the Borrower's and Colonial Guild's fiscal quarters ended March 31, June 30 and September 30, 1997, have been prepared in accordance with GAAP, applied on a basis consistent, except as otherwise noted therein, with the Borrower's or Colonial Guild's, as the case may be, financial statements for the previous fiscal year. Each of such annual and quarterly financial statements fairly presents on a consolidated basis the financial position of the Borrower or Colonial Guild, as the case may be, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end adjustments and omission of certain footnotes as permitted by the SEC. As of the Effective Date, the Borrower and its Subsidiaries, considered as a whole, and Colonial Guild and its Subsidiaries, considered as a whole, have no material contingent liabilities or material Debt required under GAAP to be disclosed in a consolidated balance sheet of the Borrower or Colonial Guild, as the case may be, that were not disclosed in the financial statements referred to in this Section 5.9 or in the notes thereto or disclosed in writing to the Agent. The pro forma financial statements heretofore delivered to the Lenders for the Borrower as of the anticipated date of the Acquisition of Colonial Guild and its Subsidiaries have been prepared on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the fiscal year ending December 31, 1997.

        Section 5.10. NO MATERIAL ADVERSE CHANGE There has occurred no event or effect since December 31, 1997, other than as disclosed in the Borrower's financial projections dated March 3, 1998, provided to the Agent, that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

        Section 5.11. LABOR CONTROVERSIES There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

        Section 5.12. TAXES. The Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "TAXES") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP. No tax liens have been filed and no claims are being asserted for Taxes except to the extent that such liens or claims, in the aggregate, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

        Section 5.13. ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect.

        Section 5.14. CONSENTS. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder, on the date of each such Borrowing, have been obtained or made and are or will be in full force and effect.

        Section 5.15. CAPITALIZATION. All outstanding shares of the Borrower and its Subsidiaries have been duly and validly issued, and are fully paid and nonassessable.

        Section 5.16. OWENERSHIP OF PROPERTY. The Borrower and its Subsidiaries have good and marketable title to or a valid leasehold interest in all of their respective property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, free and clear of any Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses could not reasonably be expected to have a Material Adverse Effect.

        Section 5.17. COMPLIANCE WITH STATUTES. The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 5.18. ENVIRONMENTAL MATTERS

        (a) The Borrower and its Subsidiaries are in compliance with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect and as set forth on Schedule 5.18. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries except for such Environmental Claims which could not reasonably be expected to have a Material Adverse Effect and as set forth on Schedule 5.18. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

        (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

        Section 5.19. DIVIDEND RESTRICTIONS. None of the Subsidiaries of the Borrower is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions on its capital stock by any such Subsidiary.

SECTION 6.  COVENANTS

        The Borrower covenants and agrees that, so long as any Revolving Note, Letter of Credit, Reimbursement Obligation or any other Obligation is outstanding or any Revolving Credit Commitment is outstanding hereunder:

        Section 6.1. CORPORATE EXISTENCE. The Borrower and its Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries, and (ii) as otherwise expressly permitted herein.

        Section 6.2. MAINTENANCE. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; PROVIDED, HOWEVER, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lenders.

        Section 6.3. TAXES. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

        Section 6.4. ERISA. Each of the Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower and its Subsidiaries and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder cannot reasonably be foreseen to have a Material Adverse Effect on any of the Borrower or its Subsidiaries), other than any such event with respect to which the PBGC has waived notice by regulation;
(ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's or any of its Subsidiaries' intention to terminate or withdraw from any Plan; and

(iv) the occurrence of any event that could result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary, in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA).

        Section 6.5. BURDENSOME RESTRICTIONS, ETC. Promptly upon the existence or occurrence thereof, the Borrower shall give to the Agent written notice of the existence or occurrence of (i) any contractual obligation or the adoption of any new requirement of law which could reasonably be expected to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which could reasonably be expected to have a Material Adverse Effect.

        Section 6.6. INSURANCE. The Borrower and its Subsidiaries will maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all material insurable property and assets owned by them, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by well-insured companies similarly situated and operating like property or assets. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks with responsible insurance companies, all as reasonably acceptable to the Agent. The Borrower will on the Effective Date and on or before January 31st of each calendar year commencing January 31, 1999, and upon the request of the Agent, furnish a certificate from the Borrower's insurance agent(s) setting forth the nature and extent of the insurance maintained pursuant to this Section 6.6 and providing that such agent will provide thirty (30) days' advance written notice to the Agent prior to cancellation of any such insurance.

        Section 6.7.  FINANCIAL REPORTS AND OTHER INFORMATION

        (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries as the Lenders may reasonably request; and, without any request, will furnish to the Lenders:

               (i) within sixty (60) days after the end of each fiscal quarter of each fiscal year of the Borrower (excluding the fourth fiscal quarter), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC and certified by the Chief Financial Officer of the Borrower that they, to the best of his or her knowledge after due inquiry, fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end adjustments and the omission of any footnotes as permitted by the SEC (delivery to the Agent of a copy of the Borrower's Form 10-Q filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection with respect to the required consolidated financial statements only subject to Section

 6.7(b));

               (ii) within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating (in substantially the form prepared prior to the Effective Date) statements of income and changes in stockholders equity and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm (except for the consolidating statements described herein) and in the form filed with the SEC (delivery to the Agent of a copy of the Borrower's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection with respect to the required consolidated financial statements only subject to
Section 6.7(b));

               (iii) commencing with fiscal year 1998, to the extent actually prepared and approved by the Borrower's board of directors and promptly after such approval, a projection of Borrower's consolidated balance sheet and consolidated income and cash flows for its then current fiscal year showing such projected budget for each fiscal quarter of the Borrower ending during such year; and

               (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, reports, notices and proxy statements that the Borrower sends to its stockholders generally or files with the SEC that are publicly available.

        (b) Each financial statement furnished to the Lenders pursuant to subsections (i) and (ii) of Section 6.7(a) shall be accompanied by (i) a written certificate signed by the Borrower's Chief Financial Officer to the effect that
(x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and the financial statements furnished therewith to the best of his or her knowledge after due inquiry, fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and they have been prepared in accordance with GAAP, subject, if applicable, to normal year-end adjustments and the omission of any footnotes as permitted by the SEC, and (ii) a Compliance Certificate in the form of Exhibit 6.7 showing the Borrower's compliance with the financial covenants set forth herein.

        (c) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries that if adversely determined could reasonably be expected to have a Material Adverse Effect; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and (iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

        (d) The Borrower will promptly and in any event, within five (5) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any claim or claims against any of same in excess of $5,000,000 in the aggregate or that could reasonably be expected to have a Material Adverse Effect; (ii) the occurrence of any Default or Event of Default; (iii) any circumstance that could reasonably be expected to have a Material Adverse Effect; and (iv) any event which could reasonably be expected to result in a breach of, Sections 6.22, 6.23 or 6.24.

        (e) The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to this Section 6.7.

        Section 6.8. LENDERS' INSPECTION RIGHTS. Upon reasonable notice from any of the Lenders, the Borrower will permit the Agent or any of the Lenders (and such Persons as the Agent or any Lender may designate), during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision, the Borrower authorizes such accountants to discuss with the Agent and the Lenders, and such Persons as the Agent or any Lender may designate, the affairs, finances and accounts of the Borrower and its Subsidiaries PROVIDED THAT the Borrower has the opportunity to be present at such discussions), all at such reasonable times and as often as may be reasonably requested. Any such inspection shall be at the expense of the Borrower up to one (1) time a year, and if conducted any more frequently, at the expense of the Agent or the Lender conducting such inspection unless a Default or Event of Default shall have occurred and be continuing, in which event such inspection shall be at the expense of the Borrower.

        Section 6.9. CONDUCT OF BUSINESS. The Borrower and its Subsidiaries (except as provided in this Section 6.9) will not engage in any line of business other than death care and memorial related services and products businesses and any complimentary businesses thereto (each, a "PERMITTED BUSINESS"). T.Y.G. Company will not engage in any line of business other than the cash and investment management business for the Borrower and its Subsidiaries, and it will not incur any Debt other than Debt related to tax liabilities. T.Y.G. Trade Company will not engage in any line of business other than function as an intellectual property holding company for the Borrower and its Subsidiaries, and it will not incur any Debt other than Debt related to tax liabilities. Notwithstanding the foregoing, new Subsidiaries of Borrower may be formed after the Effective Date to engage solely in lines of business the same as the lines of business permitted for T.Y.G. Company and T.Y.G. Trade Company under this Section 6.9 (such Subsidiaries, collectively, "SPECIAL PURPOSE SUBSIDIARIES").

        Section 6.10. NEW SUBSIDARIES. In addition to the requirements with respect to Colonial Guild and its Subsidiaries contained in Section 4.2(e), the Borrower shall also cause any other direct or indirect Subsidiary which is formed or acquired after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the Obligations under this Agreement and the Revolving Notes within five (5) days following such formation or acquisition pursuant to a Guaranty substantially in the form of Exhibit 4.1A. Notwithstanding the foregoing, Special Purpose Subsidiaries which are formed after the Effective Date shall not be required to execute a Guaranty pursuant to this Section 6.10, but shall be required to execute a Subordination Agreement substantially in the form of Exhibit 4.1B within five (5) days following the formation thereof.

        Section 6.11. RESTRICTIONS ON REDEMPTION; DIVIDENDS

        (a) The Borrower shall not redeem, purchase or otherwise acquire any shares of its capital stock ("REDEMPTIONS") or declare or pay any dividends on its capital stock or make any distribution or payment to shareholders, or set aside funds for any such purpose ("DIVIDENDS") unless, in each instance, immediately after giving effect thereto, (i) the sum of all Dividends and Redemptions declared, made, set aside, paid, purchased or acquired, as the case may be, after January 1, 1998, will not exceed the sum of (A) fifty percent (50%) of Consolidated Net Income accumulated after January 1, 1998 (or minus one hundred percent (100%) in the case of a deficit) up to, and including, the date such action is to be taken,(B) net cash proceeds received by the Borrower from the issuance or sale of capital stock of the Borrower (other than to the Borrower or any of its Subsidiaries) or other securities that may subsequently be converted into capital stock and (C) any net return of capital through the sale or liquidation of any net loans or advances to, or investments in, any Subsidiary as permitted herein; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof.

        (b) Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owed by the Borrower or to pay any Debt owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents.

        Section 6.12. RESTRICTIONS ON FUNDAMENTAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

        (a) the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or Acquisition, (i) the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person will thereby become a Subsidiary); (ii) the nature of the business of such acquired Person is a Permitted Business; (iii) within ten (10) Business Days prior to the consummation of a Material Acquisition other than the Acquisition of Colonial Guild and its Subsidiaries, the Borrower shall have delivered to the Lenders a report signed by the Chief Financial Officer of the Borrower which shall contain calculations demonstrating the Borrower's compliance with Sections 6.22, 6.23 and 6.24 (on a historic four fiscal quarter pro forma basis), such calculations to use historical financial results of the acquired business; (iv) the maximum cash purchase price paid and Debt incurred by the Borrower or any of its Subsidiaries (excluding any part of the purchase price paid with the cash proceeds from an equity offering) in connection with
(x) any single Acquisition shall not exceed $15,000,000 or (y) in the aggregate for all Acquisitions during any rolling four (4) fiscal quarters shall not exceed $30,000,000 (excluding the Acquisition of Colonial Guild and its Subsidiaries); and (v) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition;

        (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as the Borrower shall be the surviving entity to any such merger or consolidation if the transaction is with the Borrower;

        (c) the Borrower or any of its Subsidiaries may form new Subsidiaries;
and

        (d) the Borrower and its Subsidiaries may issue additional capital stock or ownership interests so long as there is no scheduled mandatory redemption or scheduled liquidating distribution of any such stock or interest before the Maturity Date.

        Section 6.13.ENVIRONMENTAL LAWS. The Borrower and its Subsidiaries shall comply with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

        Section 6.14.LEINS. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "PERMITTED LIENS"):

        (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; PROVIDED THAT in each case the obligation secured is not for Debt and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

        (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

        (c) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

        (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; PROVIDED THAT the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding and PROVIDED FURTHER there is adequate assurance, in the reasonable opinion of the Lenders, that the insurance proceeds, if any, attributable thereto shall be paid promptly upon the expiry of such time period or resolution of such proceeding if necessary to remove such Liens;

        (e) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

        (f) encumbrances (other than to secure the payment of Debt), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

        (g) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

        (h) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;

        (i) Liens securing Capitalized Lease Obligations or purchase money debt permitted by Section 6.15(g) on any assets acquired; and

        (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), PROVIDED THAT the principal amount of Debt secured thereby does not exceed the initial principal amount secured, and such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced.

        Section 6.15. DEBIT. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Debt (including, without limitation, any Contingent Obligations), except:

        (a)    Debt under the Credit Documents;

        (b) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower, in each case which are subordinated to the Obligations of the Borrower and the Guarantors to the Agent and the Lenders in form and substance satisfactory to the Agent; PROVIDED THAT the Borrower may not repay any principal of any loans or advances to any Special Purpose Subsidiary so long as any Obligations or Revolving Credit Commitments are outstanding;

        (c) Debt under any Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates and not for speculative purposes;

        (d) Debt under the Private Placement and any subsequent extensions, renewals or refinancings thereof so long as such Debt is not increased in amount, the maturity date is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased and the other terms and conditions thereof are no more restrictive than the terms and conditions of the Private Placement;

        (e) Debt subordinated to the Obligations hereunder on terms and conditions reasonably satisfactory to the Agent; PROVIDED THAT no principal payments may be made thereon before the Maturity Date, such Debt contains covenants no more restrictive than the covenants contained in this Agreement and standstill provisions and no payments may be made thereon if a Default or an Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

        (f) Debt to Colonial Guild, prior to the date of the Acquisition of Colonial Guild, not to exceed $17,000,000; and

        (g) Debt not otherwise permitted by this Section 6.15 not to exceed an amount equal to ten percent (10%) of Consolidated Net Tangible Assets in the aggregate at any time outstanding.

        Section 6.16.LOANS, ADVANCES AND INVESTMENTS. The Borrower and its Subsidiaries shall not purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "INVESTMENT") or lend money or make advances to any Person except:

        (a)    as permitted by Section 6.12(a), (b) or (c) or Section 6.15(b);

        (b) Investments outstanding as of the Effective Date and listed on
Schedule 6.16 hereto;

        (c) loans to employees of the Borrower or any of its Subsidiaries for
(i) short-term loans in an aggregate amount of no greater than $250,000 at any one time outstanding and in an amount no greater than $100,000 for any Person, and (ii) moving and travel expenses and other similar expenses; in each case incurred in the ordinary course of business;

        (d) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the arms-length requirements of Section 6.18;

        (e) other advances or loans to, or Investments in, any Person, PROVIDED THAT the aggregate amount of such other loans and advances outstanding and Investments shall not exceed $500,000 at any one time outstanding;

        (f)    Investments in Cash Equivalents; and

        (g) lease receivables in an aggregate amount not to exceed $10,000,000 at any one time outstanding in connection with merchandising rooms set up in the ordinary course of business at third party facilities.

        Section 6.17.TRANSFER OF ASSETS. The Borrower and its Subsidiaries shall not permit any transfer of any asset of the Borrower (including, without limitation, the capital stock of or ownership interest in any of its Subsidiaries) or any of its Subsidiaries except:

        (a)    Transfers of inventory in the ordinary course of business;

        (b) the retirement or replacement of assets (with assets of equal or greater value) in the ordinary course of business or the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Borrower and its Subsidiaries;

        (c) Transfers of any assets among the Borrower and any of its Subsidiaries;

        (d)    Transfers permitted by Sections 6.12;

        (e) Transfers of any assets acquired in an Acquisition which are not necessary for the operation of the business of the Borrower and its Subsidiaries, PROVIDED THAT the net cash proceeds thereof are reinvested by the Borrower and its Subsidiaries in the operation of a Permitted Business; and

        (f) Transfers of any assets not otherwise covered by this Section 6.17 so long (i) as the aggregate book value of such assets does not exceed ten percent (10%) of Consolidated Net Tangible Assets, and (ii) the aggregate of such assets do not generate aggregate operating income exceeding ten percent (10%) of Consolidated Operating Income, in each case measured at the end of the most recently completed fiscal year;

PROVIDED THAT the Borrower may not transfer the capital stock of or its ownership interest in any Guarantor.

        Section 6.18.TRANSACTION WITH AFFILIATES. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

        Section 6.19.COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties except where the failure to comply or have such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

        Section 6.20.NEGATIVE PLEDGES. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

        Section 6.21.MAXIMUM CAPITAL EXPENDITURES. Neither the Borrower nor any of its Subsidiaries shall make or commit to make Capital Expenditures in excess of the aggregate of $14,000,000 during the period from January 1, 1998, through December 31, 1998,$14,000,000 for the period from January 1, 1999, through December 31, 1999, and $15,000,000 during each calendar year thereafter.

        Section 6.22.MAXIMUM TOTAL DEBT TO EBITA RATIO. The Borrower will maintain a Total Debt to EBITDA Ratio of not greater than 3.0 to 1.0.

        Section 6.23.MAXIMUM TOTAL DEBT TO TOTAL CAPITAL RATIO. The Borrower will maintain a Total Debt to Total Capital Ratio of not greater than 55%.

        Section 6.24.MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio of at least 2.5 to 1.0.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES

        Section 7.1.EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

        (a) default by the Borrower in the payment of the principal amount of any Loan, any Reimbursement Obligation or any interest thereon or any fees payable hereunder within three (3) Business Days of the date such payment is due;

        (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.7(d), 6.11(a), 6.12 or 6.17;

        (c) default or event of default by the Borrower or any of its Subsidiaries in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above which is not remedied within thirty (30) days after the earlier of (i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Agent of the occurrence of such default or event of default;

        (d) any representation or warranty or other written statement made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

        (e) default occurs in the payment when due (after any applicable grace period) of Debt in an aggregate principal amount of $5,000,000 or more of the Borrower or any of its Subsidiaries, or the occurrence of any other default (after any applicable grace period) which would permit the holder or beneficiary of such Debt, or a trustee therefor, to cause the acceleration of the maturity of any such Debt or any mandatory unscheduled prepayment, purchase, or other early funding thereof, including, without limitation, any Event of Default under the Private Placement (without giving effect to any cure, waiver or remedy thereof or amendment thereto after the Effective Date);

        (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this

Section 7.1(f);

        (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

        (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lenders in their sole discretion, any judgment or order for the payment of money in excess of $5,000,000 which is uninsured or underinsured by at least such amount (PROVIDED THAT there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

        (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of any of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "MATERIAL PLAN") is filed under Title IV of ERISA in a distress termination pursuant to Section 4041(c) of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

        (j) the Borrower, any Guarantor, any Person acting on behalf of the Borrower or any Guarantor or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or the Borrower's or any Guarantor's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in their favor thereby in all material respects; or

        (k) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors.

        Section 7.2.NON-BANKRUPCY DEFAULTS. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, the Agent shall, if so directed by the Majority Lenders, by notice to the Borrower: (a) terminate the remaining Revolving Credit Commitments and all other

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obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the outstanding principal of and the accrued interest on the Revolving Notes to be forthwith due and payable and thereupon the Revolving Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

        Section 7.3.BANKRUPCY DEFAULTS. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) the outstanding Revolving Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (iii) the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders and the Agent would not have an adequate remedy at law for failure by the Borrower to honor this provision and that the Lenders and the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

        Section 7.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. bhngnn(a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.9, 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

        (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "COLLATERAL ACCOUNT") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter paid by the Agent (collectively, the "COLLATERALIZED OBLIGATIONS"). The Collateral

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
Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Agent and the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, PROVIDED THAT the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Agent or the Lenders. When and if (A) (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit remain outstanding and no Reimbursement Obligations remain outstanding and due and payable hereunder, or
(B) no Default or Event of Default shall be continuing, the Agent shall repay to the Borrower any remaining amounts and assets held in the Collateral Account.

        Section 7.5. NOTICE OF DEFAULT. If an Event of Default shall have occurred and be continuing, the Agent shall give notice to the Borrower under
Section 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

        Section 7.6. EXPENSES. The Borrower agrees to pay to the Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 8.  CHANGE IN CIRCUMSTANCES

        Section 8.1. CHANGE OF LAW. (a) Notwithstanding any other provisions of this Agreement or any Revolving Note, if at any time after the date hereof (or, if later, after the date the Agent or a Lender becomes the Agent or a Lender), any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower and such Lender's obligations to make, continue or convert Loans into Eurodollar Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans.

        (b) Upon the giving of the notice to Borrower referred to in subsection
(a) above, (i) any outstanding Eurodollar Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make an advance as part of any requested Borrowing of Eurodollar Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

        (c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make Eurodollar Loans, give

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
prompt written notice thereof to the Borrower and the Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain Eurodollar Loans shall be reinstated.

        Section 8.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN LIBOR RATE. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans, the Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans into Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, shall be suspended and (ii) each Eurodollar Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

        Section 8.3. INCREASED COST AND REDUCED RETURN. (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (i) subjects any Lender of that type (or its Lending Office) to any tax, duty or other charge related to any Eurodollar Loan, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letters of Credit or participations therein, or any other amounts due under this Agreement related to its Eurodollar Loans, Letters of Credit, Reimbursement Obligations, or participations therein, or its obligation to make Eurodollar Loans, issue Letters of Credit or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

             (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender of that type (or its Lending Office) or imposes on any Lender of that type (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit or participation therein or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Revolving Note(s), by an amount deemed by such Lender to be material, then, within ten (10) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

        (b) If, after the date hereof, the Agent or any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

        (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; PROVIDED THAT, the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and PROVIDED FURTHER that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States. A certificate of any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        Section 8.4. LENDING OFFICES. The Agent and each Lender may, at its option, elect

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
to make its Loans hereunder at the Lending Office specified on the appropriate signature page hereof for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

        Section 8.5. DISCRETION OF LENDER AS TO MANNER OF FUNDING. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

        Section 8.6. LIMITATION ON CHARGES; SUBSTITUTE LENDERS;
NON-DISCRIMINATION. Anything in this Section 8 notwithstanding:

        (a) the Borrower shall not be required to pay to the Agent or any Lender reimbursement or indemnification with regard to any costs or expenses described in this Section unless the Agent or such Lender, as the case may be, notifies the Borrower of such costs or expenses within 120 days after the date paid or incurred;

        (b) none of the Agent or the Lenders shall be permitted to pass through to the Borrower charges and costs under this Section on a discriminatory basis (i.e., which are not also passed through by the Agent or such Lender, as the case may be, to other customers of the Agent or such Lender, as the case may be, similarly situated where such customer is subject to documents providing for such pass through); and

        (c) if any Lender elects to pass through to Borrower any material charge or cost under this Section 8 or elects to terminate the availability of Eurodollar Loans for any period of time in excess of sixty (60) days, the Borrower may, within sixty (60) days after the date of such event and so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party this Agreement; PROVIDED THAT, concurrently with such termination, the Borrower shall (i) if the Agent and each of the other Lenders shall consent, pay such Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, or (ii) have arranged for another financial institution approved by the Agent (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 10.10; PROVIDED FURTHER that, prior to substitution for any such Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of sixty (60) days after receipt of such notice, to increase their Revolving Credit Commitments in order to replace the affected Lender in lieu of such substitution.

SECTION 9.  THE AGENT

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
        Section 9.1. APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby appoints ABN AMRO as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

        Section 9.2. RIGHTS AND POWERS. The Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not an Agent, and the Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender.

        Section 9.3. ACTIONS BY AGENT. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Revolving Notes.

        Section 9.4. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        Section 9.5. INDEMIFICATION PROVISIONS; CREDIT DECISION. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Agent may treat the payee of any Revolving Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such agent at such time, but is voluntarily furnished to such agent (either in its respective capacity as Agent or in its individual capacity).

        Section 9.6. INDEMNITY. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

        Section 9.7. RESIGNATION OF AGENT AND SUCCESSOR AGENT. The Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent, the Majority Lenders, with the consent

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
of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, appoint a successor Agent which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 10.  MISCELLANEOUS

        Section 10.1. NO WAIVER. No delay or failure on the part of the Agent or any Lender, or on the part of the holder or holders of any Revolving Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Revolving Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

        Section 10.2.NON-BUSINESS DAY. Subject to Section 2.5, if any payment of principal or interest on any Loan, any Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan, Reimbursement Obligation or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

        Section 10.3.DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document.

        Section 10.4.SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Revolving Credit Commitment hereunder is in effect.

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
        Section 10.5. SURVIVAL OF INDEMNITIES. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and the L/C Obligations, including, but not limited to, Section 2.11, Section 3.3, Section 7.6, Section 8.3 and Section 10.13 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

        Section 10.6. SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Revolving Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Debt evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Debt at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, PROVIDED THAT any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; PROVIDED, HOWEVER, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

        Section 10.7.NOTICES. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth on the signature pages hereof or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified herein or pursuant to Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified herein or pursuant to Section 10.10 and the answerback is received by sender,
(iii) if given by courier, when delivered, (iv) if given by U.S. mail, five (5) days after such communication is deposited in the U.S. mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified herein or pursuant to Section 10.10; PROVIDED THAT any notice given pursuant to Section 2 shall be effective only upon receipt and, provided, further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

        Section 10.8.COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

        Section 10.9.SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, each of the Lenders, the Agent and its respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Agent and its respective successors and assigns, including any subsequent holder of any Revolving Note; PROVIDED, HOWEVER, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Agent, and the Agent may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Section 9 and no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Revolving Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED THAT no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

        Section 10.10. SALES AND TRANSFERS OF BORROWINGS AND NOTES; PARTICIPATIONS IN BORROWINGS AND NOTE.

        (a) Any Lender may at any time sell to one or more Persons ("PARTICIPANTS") participating interests in any Borrowing owing to such Lender, any Revolving Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder, PROVIDED THAT no Lender may sell any participating interests in any such Borrowing, Revolving Note, Revolving Credit Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of all its Borrowings, Revolving Notes, Revolving Credit Commitments and other interests hereunder, and PROVIDED FURTHER that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Majority Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) increase the amount of such Lender's Revolving Credit Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any guaranty or other collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Note for all purposes under this Agreement, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Revolving Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Revolving Note, PROVIDED THAT such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11,
3.3 and 8.3 with respect to its participation in the Revolving Credit Commitments and the Borrowings outstanding from time to time, PROVIDED THAT no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred.

        (b) Any Lender may at any time sell to (i) any other Lender or any Affiliate thereof and, (ii) with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more Persons (any of (i) or (ii), a "PURCHASING LENDER"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; PROVIDED THAT each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Revolving Credit Commitment of such Lender plus the aggregate principal amount of such Lender's Loans and participations in Letters of Credits would be less than $5,000,000, such sale shall be of all of such Lender's rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower's consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial banking institutions, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Revolving Notes, Revolving Credit Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Credit Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Revolving Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Revolving Note, a new Revolving Note as appropriate to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Revolving Credit Commitment or Borrowing hereunder, a new Revolving Note to the order of the transferor Lender in an amount equal to the Revolving Credit Commitments or Borrowings retained by it hereunder. Such new Revolving Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Revolving Notes replaced thereby. The Revolving Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "renewed."

        (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Agent hereunder of a registration and processing fee of $3,500 the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Agent in connection with such assignment except as provided above.

        (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Revolving Note is transferred to a Purchasing Lender which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such Purchasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        Section 10.11. AMENDMENTS, WAIVERS AND CONSENTS. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent are affected thereby, the Agent, PROVIDED THAT:

               (i) no amendment or waiver shall (A) increase the Revolving Credit Commitment Amount without the consent of all Lenders or increase the Revolving Credit Commitment of any Lender without the consent of such Lender,
(B) postpone the Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed any such Obligation, or (C) release or modify any collateral for any Obligation (including, without limitation, any Subsidiary Guaranty) without the consent of all Lenders; and

               (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

        Section 10.12. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

        Section 10.13. LEGAL FEES, OTHER COSTS AND INDEMIFICATION. The Borrower, upon demand by the Agent or any Lender, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent and any Lender in connection with the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated and any enforcement of any Credit Document or collection of any Obligations. The Borrower further agrees to indemnify each Lender, the Agent and their respective directors, officers, employees and attorneys (collectively, the "INDEMNIFIED PARTIES"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of investigating, defending against claims, litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (i) any action, suit or proceeding by any third party or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans, any Letter of Credit or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (ii) any investigation of any third party or any governmental authority involving any Lender or the Agent and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and
(iii) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender or the Agent by virtue of the Credit Documents and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; PROVIDED, HOWEVER, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's or the Lender's or Agent's gross negligence or willful misconduct or the gross negligence or wilful misconduct of any other Indemnified Party with respect to the same Lender or Agent.

        Section 10.14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                        TRIAL.

        (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

        (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS

TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS AND THE AGENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER, ANY LENDER AND THE AGENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

        (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Section 10.15. CONFIDENTIALITY. The Agent and each Lender agrees it will not disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors or to its Affiliates) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; PROVIDED THAT the Agent and the Lenders may disclose any such information (i) that has become generally available to the public other than through the Lenders, (ii) if required in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over the Lenders, (iii) if required in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Lenders, (v) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any interest in the Revolving Notes by the Lenders, and (vi) in connection with the exercise of any remedies by the Lenders; PROVIDED THAT such actual or prospective transferee executes an agreement with the Lenders containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information.

        Section 10.16. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower, the Agent and each Lender has signed and delivered to the Agent a counterpart signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

        Section 10.17. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 10.18. CHANGE IN ACCOUNTING PRINCIPLES OR TAX LAWS. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

        Section 10.19. ENTIRE AGREEMENT. The Credit Documents constitute the entire understanding among the Borrower, the Lenders and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ADDRESS FOR NOTICES:                        BORROWER:
--------------------                        --------
9430 Old Katy Road                          THE YORK GROUP, INC.

Houston, Texas  77055

Attention:  Chief Financial Officer         By:
Copy to:  General Counsel                   Name:  David F. Beck
Telephone No.: 713/984-5507                 Title: Vice President of Finance and
                                                   Chief  Financial Officer

Fax No.:  713/984-5517

PERCENTAGE: 100%                    LENDERS:

                                    ABN AMRO BANK N.V., HOUSTON AGENCY, AS AGENT
                                    AND LENDER


ADDRESS FOR NOTICES:
                                    BY:
ABN AMRO Bank N.V.,                 NAME:
Houston Agency                      TITLE:
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Mr. David Orr
Telephone No.: 713/964-3323         BY:
Fax No.: 713/629-7533               NAME:
                                    TITLE:

PAYMENT INSTRUCTIONS:

Name of Credit Bank:   ABN AMRO Bank N.V., Houston Agency
City, State:  Houston, Texas
ABA No.: ___________________________
Method of Payment: ___________________
For Credit To:  The York Group, Inc.
Account No.:   ________________________
Reference: ___________________________
Attention: ____________________________

LENDING OFFICE:

ABN AMRO Bank N.V., Houston Agency
Three Riverway, Suite 1700
Houston, Texas  77056
Attention: Mr. David Orr
Telephone No.: 713/964-3323
Fax No.: 713/629-7533

                                  EXHIBIT 2.2A

                            FORM OF BORROWING REQUEST

                                BORROWING REQUEST

                              --------------, ----



ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas 77056

Attention:  Mr. David Orr

        Re:    The York Group, Inc.

Ladies and Gentlemen:

        This Borrowing Request is delivered to you pursuant to Section 2.2(b) or 2.4, as applicable, of that certain Credit Agreement dated as of March 12, 1998 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "CREDIT AGREEMENT") by and between The York Group, Inc. (the "BORROWER"), the various financial institutions (collectively called the "LENDERS") as are or may from time to time become parties thereto, and ABN AMRO Bank, N.V., as Agent for the Lenders (in such capacity, the "AGENT"). Any term defined in the Credit Agreement and used in this request shall have the meaning given to it in the Credit Agreement.

___     1.     REVOLVING LOANS

        ___    A.     The Borrower  hereby  requests that Revolving  Loans be made by the Lenders in  accordance  with each  Lender's  Commitment  pursuant  to the terms and conditions of the Credit  Agreement in the aggregate  principal  amount for all such Revolving Loans of  $________________  on ____________,  ______ as
                      (check  as  applicable)  [___]  [_____________________   Dollars]  of  such
                      Revolving   Loans  as  Eurodollar   Loans  having  an  Interest  Period  of
                      _________________  month(s); and/or [___] [___________________  Dollars] of such Revolving Loans as Base Rate Loans.

        ___    B.     The Borrower  hereby  requests  (check as  applicable)  [___] a rollover of
                      [____] all or [____]  [______________  Dollars] of such Revolving  Loans to
                      Eurodollar  Loans having an Interest  Period of ____  month(s);  or [___] a conversion  of [___]  all or [___]  [___________________  Dollars]  of such
                      Revolving  Loans to Base Rate Loans;  and/or  [___] a  conversion  of [___]
                      all or  [___]  $_______________  of Base  Rate  Loans to  Eurodollar  Loans
                      having an Interest Period of _____ month(s).

___     2.     LETTERS OF CREDIT

               The Borrower hereby requests that the Agent, on behalf of the Lenders [___] issue, [___] increase the amount of, [___] extend the expiry date of a Letter of Credit pursuant to Section 2.2 of the Credit Agreement. Attached hereto is a duly executed Application.

        The Borrower hereby certifies to the Agent and the Lenders that all applicable conditions precedent to the Borrowings set forth in Section 4 of the Credit Agreement have been satisfied or fulfilled in all respects and that this Borrowing Request constitutes a representation and warranty by the Borrower that on the date of such Borrowing or issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit, all conditions precedent to such Borrowing will be satisfied or fulfilled. The Borrower hereby agrees that if prior to the time of the making of the Loans or the issuance of, increase in the amount of or extension of the expiry date of a Letter of Credit, as requested hereby, any matter certified herein by it will not be true and correct in all respects at such time as if then made, it will immediately so notify the Agent in writing.

        Schedule 1 attached to this Borrowing Request and incorporated herein for all purposes shows the availability of the Commitment under the Credit Agreement. The Borrower hereby certifies that each amount thereon is correctly stated.

        Please wire transfer the proceeds of the Loans to the following accounts of the following Persons at the financial institutions indicated respectively:

Amount to be                        ACCOUNT              Name, Address, etc. of
 TRANSFERRED                NAME            ACCOUNT NO.      TRANSFEREE BANK
------------         --------------         -----------      ---------------

-----------              -----------------                ------------

                                                          Attn:

-----------              -----------------                ------------

                                                          Attn:

        The undersigned certifies that he or she is the officer of the Borrower as designated below, and that as such he or she is authorized to execute this Borrowing Request on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower, solely in his or her capacity as an officer of Borrower, that it is entitled to receive the requested Loans or the issuance of, increase in the amount of or extension of the expiry date of a Letter of Credit as requested hereby under the terms and conditions of the Credit Agreement.

        Date:____________________, ______.

                                    THE YORK GROUP, INC.

                                    By:
                                    Name:
                                    Title:

                         SCHEDULE 1 TO BORROWING REQUEST
                         -------------------------------

        1.     Revolving Commitment Amount                                        $ 60,000,000

        2.     Outstanding principal amount of all Revolving Loans                $___________

        3.     Outstanding L/C Obligations                                        $___________

        4.     Available Commitment (1 minus the sum of 2 plus 3)                 $___________

        5.     Principal amount of requested Revolving  Loans                     $___________

        6.     Face amount of requested Letters of Credit                         $___________

        7.     Remaining available Revolving Commitment Amount after giving effect to requested Loans and
               Letters of Credit (4 minus the sum of 5 plus 6)                    $___________

                                  EXHIBIT 2.2B

                               FORM OF APPLICATION

                                      NONE

                                  EXHIBIT 2.10

                             FORM OF REVOLVING NOTE

                          LOANS AND PRINCIPAL PAYMENTS

                                              Amount of Principal
  Date         Amount of Loan Made                  Repaid                          Unpaid Principal Balance
--------    -------------------------- ------------------------------------ ------------------------------------------- ------------
           Base Rate   Adjusted LIBOR        Base Rate     Adjusted LIBOR         Base Rate      Adjusted LIBOR           Notation
                           Rate                                Rate                                   Rate        Total    Made By
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------
--------- ---------- ----------------- ----------------- ------------------ ------------------- ----------------- ------ -----------

                                  EXHIBIT 4.1A

                           FORM OF SUBSIDIARY GUARANTY

                                    GUARANTY

        THIS GUARANTY (this "Guaranty") dated as of _____________, 199__, is from , a ___________ corporation (the "Guarantor"), to the Lenders referred to hereinafter and ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders (in such capacity the "Agent").

                              W I T N E S S E T H:

               A. The York Group, Inc. (the "Borrower"), a Delaware corporation, the various financial institutions (collectively, the "Lenders") as are or may from time to time become parties thereto and the Agent have entered into that certain Credit Agreement dated as of March 12, 1998 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth, (a) the Lenders have agreed to make Loans to the Borrower, which Loans are evidenced by Revolving Notes of the Borrower dated March 12, 1998, in the aggregate original principal amount of $60,000,000, payable the order of the Lenders, respectively (herein, as amended, extended, modified, rearranged and/or supplemented, from time to time together with any promissory notes given in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "Notes") and
(b) the Agent on behalf of the Lenders has agreed to issue Letters of Credit for the account of the Borrower. Capitalized terms used herein without definition shall have the meanings assigned in the Credit Agreement.

               B. As a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty.

               C. The Guarantor has duly authorized the execution, delivery and performance of this Guaranty.

               D. It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower and the issuance of Letters of Credit by the Agent pursuant to the Credit Agreement.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower and to issue or participate in Letters of Credit pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of the Agent and each Lender, as follows:

                                    ARTICLE I
                                    GUARANTY

        1.1 GUARANTY. For value received, and in consideration of any loan or other financial accommodation, heretofore or hereafter at any time made or granted to the Borrower by the Agent and the Lenders, the Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Agent and each Lender and their successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due, including, without limitation, all such amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of such Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b), under and in connection with the Credit Agreement, including, without limitation under (a) the Notes, and (b) the Letters of Credit, including any Reimbursement Obligations with respect thereto (all such obligations being hereinafter collectively called the "Liabilities"), and the Guarantor further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent and any Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. Anything herein contained to the contrary notwithstanding, the amount of this Guaranty, however, shall not exceed the maximum amount which the Guarantor could pay under this Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under such Bankruptcy Code or any applicable state law.

        1.2. BANKRUPTCY. The Guarantor hereby agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay its debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor as if all Liabilities were then due and payable.

        1.3. SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default under the Credit Agreement, the Agent and each Lender and each subsequent holder of any of the Notes is hereby authorized by the Guarantor without notice to the Borrower, the Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by the Agent, that Lender or that subsequent holder to or for the credit or the account of the Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or the Guarantor to the Agent, such Lender or such subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents irrespective of whether or not (a) the Agent, such Lender or such subsequent holder shall have made any demand hereunder, or (b) the principal of or the interest on the Loans, the L/C Obligations or any other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

        1.4. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Borrower or the Guarantor or that at any time or from time to time all Liabilities may have been paid in full), until all Liabilities (including any renewals, extensions and/or rearrangements of any thereof) and all interest thereon and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full and the Commitments have been permanently terminated.

        1.5. REINSTATEMENT. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Agent or any Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or any Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or any Lender had not been made.

        1.6 RIGHTS OF THE AGENT AND LENDERS. The Agent or any Lender may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions:

               (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder;

               (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities;

               (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;

               (d) extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property securing any of the Liabilities; or

               (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Agent or the Lenders shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause being hereby expressly waived by the Guarantor).

        1.7. APPLICATION OF PAYMENTS. Any amounts received by the Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent or any Lender may from time to time elect.

        1.8.   WAIVER.  (a)  The Guarantor hereby expressly waives:

                      (i) notice of the acceptance by the Agent or any Lender of this Guaranty;

                      (ii) notice of the existence or creation or non-payment of all or any of the Liabilities;

                      (iii) presentment for payment, demand, protest, notice of
               intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever;

                      (iv) all diligence in collection or protection of or
               realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and

                      (v) any rights under, or any requirements imposed by,
               Chapter 34 of the Texas Business and Commerce Code, as amended, and any rights or requirements that the Agent or any Lender first enforce any rights or remedies against the Company or any other guarantor or against any collateral for any of Liabilities.

               (b) No delay on the part of the Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Agent or such Lender. No action of the Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender and the obligations of the Guarantor under this Guaranty. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

        1.9. SUBROGATION. No payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to demand or receive any payments by the Borrower or from or out of any properties of the Borrower until the Liabilities shall have been paid in full. The Guarantor shall not exercise any right or remedy against the Borrower or any properties of the Borrower by reason of any performance by the Guarantor of this Guaranty until the Liabilities shall have been paid in full.

        1.10. SUBORDINATION. The Guarantor hereby subordinates its right to payment from the Company of any obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due (collectively, the "Guarantor Liabilities"), to the Liabilities of the Company to the Agent and the Lenders, and no payments or other distributions whatsoever in respect of any such Guarantor Liabilities shall be made, nor shall any property or assets of the Company be applied to the purchase, acquisition or retirement of any such Guarantor Liabilities; provided that payments on such Guarantor Liabilities may be made at any time no Event of Default (as hereinafter defined) or event, which with the passage of time or notice, or both, may become an Event of Default shall have occurred and be continuing. Any payments received by the Guarantor in respect of any such Guarantor Liabilities owing to it other than as expressly provided herein shall be held in trust for the Agent and the Lenders.

        1.11. EXCESS LIABILITIES. The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited, if any, is hereby authorized, without notice to the Guarantor, and shall in no way affect or impair the rights of the Lender and the obligation of the Guarantor under this Guaranty.

        1.12. SUCCESSORS, TRANSFEREES AND ASSIGNS. The Agent and each Lender may, from time to time, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein in accordance with the terms of the Credit Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferring Lender; provided, however, that, unless the transferring Lender shall otherwise consent in writing, the transferring Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the transferring Lender as to those of the Liabilities which the transferring Lender has not assigned or transferred.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        2.1 INDEPENDENT MEANS OF OBTAINING INFORMATION. The Guarantor hereby represents and warrants to the Agent and each Lender that it now has and will continue to have independent means of obtaining information concerning the affairs, operations, financial condition, business and prospects of the Borrower.

        2.2 AUTHORIZATION; NO CONFLICT. The Guarantor hereby further represents and warrants to the Agent and each Lender that

               (a) the execution and delivery of this Guaranty, and the performance by the Guarantor of its obligations hereunder, are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Guarantor; and

               (b) this Guaranty has been duly executed and delivered on behalf of the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles relating to or limiting creditors' rights generally, the making and performance of which do not and will not contravene or conflict with the articles or certificate of incorporation and by-laws or other corporate governance documents of the Guarantor or violate or constitute a default under any law, any presently existing requirement or restriction imposed by any judicial, arbitral or governmental instrumentality or any agreement, instrument or indenture by which the Guarantor is bound.

        2.3 VALIDITY AND BINDING NATURE. This Guaranty shall be binding upon the Guarantor, and upon the successors and assigns of the Guarantor, and shall include any successor or successors, whether immediate or remote, to such entity; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Agent and the Lenders except as may be provided in the Credit Agreement.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

        3.1 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Guaranty, and the rights and duties of the parties hereto, shall be construed in accordance with and governed by the internal laws of the State of Texas. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and of any Texas state court sitting in Houston, Texas for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        3.2. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Guaranty shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        3.3 NOTICES. Except as otherwise specified herein, all notices under this Guaranty shall be in writing (including cable, telecopy or telex) and shall be given to the Guarantor at its address, telecopier number or telex number set forth on the signature page hereof or such other address, telecopier number or telex number as the Guarantor may hereafter specify by notice to the Agent, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender,
(ii) if given by telex, when such telex is transmitted to the telex number specified on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five
(5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified on the signature page hereof.

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

Address:                                           By:
                                                   Name:
-----------                                        Title:
-----------

                                  EXHIBIT 4.1B

                         FORM OF SUBORDINATION AGREEMENT

                             SUBORDINATION AGREEMENT

        THIS SUBORDINATION AGREEMENT is dated as of March 12, 1998, among ___________________________, a Delaware corporation (the "SUBORDINATED CREDITOR"), the Lenders (as hereinafter defined) and ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders (in such capacity, the "AGENT").

                                   WITNESSETH:

               WHEREAS The York Group, Inc., a Delaware corporation (the "BORROWER"), various financial institutions from time to time parties thereto (collectively, the "LENDERS") and the Agent are parties to that certain Credit Agreement dated as of March 12, 1998 (as the same may be amended, restated, modified or otherwise supplemented from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have made certain credit available to the Borrower;

               WHEREAS pursuant to the terms of the Credit Agreement, the Borrower has agreed to cause the Subordinated Creditor to execute and deliver this Subordination Agreement, and the Subordinated Creditor has agreed to enter into this Subordination Agreement;

               NOW THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Agent and the Lenders to make Loans to and to issue or participate in Letters of Credit for the account of the Borrower in accordance with the terms of the Credit Agreement, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.01 TERMS DEFINED ABOVE AND IN CREDIT AGREEMENT. As used in this Subordination Agreement, the terms defined above shall have the meanings respectively assigned to them. Unless otherwise defined herein, all terms which are defined in the Credit Agreement shall have the meanings herein as assigned therein, unless the context hereof requires otherwise.

        Section 1.02 CERTAIN DEFINITIONS. As used in this Subordination Agreement the following terms shall have the following meanings:

        "SUBORDINATED DEBT" shall mean any and all indebtedness, liabilities and obligations of the Borrower, whether owed individually or jointly, to the Subordinated Creditor, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by the Subordinated Creditor, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of the Borrower to the Subordinated Creditor as member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of the Borrower to the Subordinated Creditor arising out of the following described promissory notes [(i) that certain promissory note in the principal amount of $6,980,000, dated December 23, 1992, executed by the Borrower and payable to the order of the Subordinated Creditor and (ii) that certain promissory note in the principal amount of $31,000,000, dated January 13, 1994 (modified as of July 9, 1996), executed by the Borrower and payable to the order of the Subordinated Creditor (the "SUBORDINATED NOTES").]

        "SUPERIOR INDEBTEDNESS" shall mean any and all indebtedness, liabilities and obligations of the Borrower to the Agent and the Lenders now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by the Agent or any Lender under the Credit Agreement or any Credit Document, including, limiting the generality of the foregoing, all Obligations and all amounts due under the Revolving Notes and the Letters of Credit, including any Reimbursement Obligations with respect thereto.

                                   ARTICLE II
                                  SUBORDINATION

        Section 2.01 AGREEMENT TO SUBORDINATE. The payment of any and all Subordinated Debt is expressly subordinated to the extent and in the manner set forth in Sections 2.02 through 2.06 hereof to Superior Indebtedness.

        Section 2.02 PAYMENT SUBORDINATION UPON DEFAULT. If for any reason any of the Superior Indebtedness is not paid when due or is not paid on or before the maturity thereof, or if there shall occur and be continuing any event which with the giving of notice or lapse of time or both would constitute a Default or Event of Default under the Credit Agreement or any Credit Document, then, unless and until such Default or Event of Default shall have been cured to the satisfaction of the Agent and the Lenders, in their sole discretion, or unless and until the Superior Indebtedness shall be paid in full, the Subordinated Creditor will not ask for, sue for, take, demand, receive or accept from the Borrower, by set-off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument); PROVIDED THAT, so long as no Default or Event of Default has occurred and is continuing or so long as such payment would not result in a Default or Event of Default, the Borrower may (i) pay interest on the Subordinated Notes on the dates specified therein and (ii) repay the outstanding principal amount of the Subordinated Debt so long the aggregate amount of all such repayments do not result in the aggregate principal amount of the Subordinated Debt being less than

$--------------.

        Section 2.03 NO PAYMENTS WHICH CAUSE DEFAULTS. The Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from the Borrower by set-off or in any other manner, any payment or distribution on account of the Subordinated Debt, if the making of such payment would constitute, or would result in the occurrence of, a Default or Event of Default under the Credit Agreement or any Credit Document.

        Section 2.04 PAYMENTS RECEIVED IN VIOLATION OF SUBORDINATION AGREEMENT. In the event the Subordinated Creditor shall receive any payment or distribution on account of the Subordinated Debt which the Subordinated Creditor is not entitled to receive under the provisions of the foregoing Section 2.02 or
Section 2.03, the Subordinated Creditor will hold any amount so received in trust for the Agent and the Lenders and will forthwith turn over such payment to the Agent for the benefit of the Lenders in the form received by Subordinated Creditor (together with any necessary endorsement) to be applied on the Superior Indebtedness.

        Section 2.05 NO LIENS. The Subordinated Creditor agrees that it will not obtain or maintain any Liens upon the Borrower's assets to secure payment of the Subordinated Debt.

        Section 2.06  AGREEMENT NOT TO PURSUE ACTIONS.

        (a) The Subordinated Creditor will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Debt or join with any other creditor, unless the Agent and the Lenders shall also join, in bringing any proceedings against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government unless and until all Superior Indebtedness shall have been paid in full.

        (b) In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to the federal Bankruptcy Code, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Borrower, the Subordinated Creditor will at the Agent's request file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Debt and will hold in trust for the Agent and the Lenders and pay over to the Agent for the benefit of the Lenders, in the form received (together with any necessary endorsement), to be applied on the Superior Indebtedness, any and all monies, dividends, distributions or other assets received in any such proceedings on account of the Subordinated Debt unless and until the Superior Indebtedness shall be paid in full. In the event that the Subordinated Creditor shall fail to take any such action requested by the Agent, the Agent, may, as attorney-in-fact for the Subordinated Creditor take such action on behalf of the Subordinated Creditor, and the Subordinated Creditor hereby appoints the Agent as attorney-in-fact for the Subordinated Creditor to demand, sue for, collect and receive any and all such monies, dividends, distributions or other assets and give acquittance therefor, and to file any claim, proof of claim, proof of interest or other instrument of similar character and to take such other proceedings in the Agent's own name, for the benefit of the Lenders, or in the name of the Subordinated Creditor as the Agent may deem necessary or advisable for the enforcement of this Subordination Agreement; and the Subordinated Creditor will execute and deliver to the Agent such other and further powers of attorney or other instruments as the Agent may request in order to accomplish the foregoing.

        Section 2.07 RIGHTS OF THE AGENT AND THE LENDERS. The Agent and the Lenders may, at any time, and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor, without impairing or releasing any of the Agent's or any Lender's rights or any of the obligations of the Subordinated Creditor under this Subordination Agreement:

        (a) Change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew or otherwise alter the Superior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Superior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Superior Indebtedness (including provisions restricting or further restricting payments of the Subordinated
Debt);

        (b) Sell, exchange, release or otherwise deal with all or any part of the property, if any, by whomsoever at any time pledged or mortgaged to secure the Superior Indebtedness;

        (c) Release any Person liable in any manner for payment or collection of the Superior Indebtedness;

        (d) Exercise or refrain from exercising any rights against the Borrower or others, including the Subordinated Creditor; and

        (e) Apply any sums received by the Agent or any Lender, paid by any Person and however realized, to payment of the Superior Indebtedness in such a manner as the Agent and the Lenders, in their sole discretion, may deem appropriate.

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 3.01 REPRESENTATIONS OF SUBORDINATED CREDITOR. The Subordinated Creditor represents and warrants that: (a) neither the execution nor delivery of this Subordination Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which it is now subject; (b) it has all requisite authority to execute, deliver and perform its obligations under this Subordination Agreement; and (c) the outstanding principal amount of the Subordinated Debt, as of the date hereof, is [$---------------].

        Section 3.02 COVENANTS. The Subordinated Creditor covenants that so long as any of the Superior Indebtedness remains outstanding and until the termination of the Commitments, the Subordinated Creditor shall: (a) cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt; (b) at the Agent's request promptly surrender or cause to be surrendered any such note, debenture, or instrument evidencing the Subordinated Debt so that a statement or legend may be entered thereon to the effect that such note, debenture, or other instrument is subordinated to the Superior Indebtedness in favor of the Agent and the Lenders in the manner and to the extent set forth in this Subordination Agreement; (c) mark the books of Subordinated Creditor to show that the Subordinated Debt is subordinated to the Superior Indebtedness in the manner and to the extent set forth in this Subordination Agreement; (d) execute any and all other instruments necessary as required by the Agent to subordinate the Subordinated Debt to the Superior Indebtedness as herein provided; (e) not assign or transfer to others any claim the Subordinated Creditor has or may have against the Borrower as long as any of the Superior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Subordination Agreement; (f) not ask for, sue for, take, demand, receive or accept any principal or interest on any of the Subordinated Debt, except as set forth in Section 2.02 hereof; (g) not amend, supplement or otherwise modify the terms of the Subordinated Debt without the express written consent of the Agent, which consent will not be unreasonably withheld, other than to decrease the rate of interest therefor, decrease the amount of any installment or to extend the maturity dates therefor; (h) not ask for, take, demand, receive or accept any property as collateral security for the Subordinated Debt; and (i) promptly upon either receipt or delivery, forward to the Agent a true and complete of any material notices or communications either received or delivered with respect to the Subordinated Debt.

                                   ARTICLE IV
                                  MISCELLANEOUS

        Section 4.01 ASSIGNMENT BY THE AGENT AND THE LENDERS. This Subordination Agreement may be assigned by the Agent and the Lenders in connection with any assignment or transfer of the Superior Indebtedness pursuant to the terms of the Credit Agreement.

        Section 4.02 NOTICES. Any notice required or permitted to be given under or in connection with this Subordination Agreement shall be given as specified in the Credit Agreement.

        Section 4.03 AMENDMENTS AND WAIVERS. The Agent's or any Lender's acceptance of partial or delinquent payments or any forbearance, failure or delay by the Agent or any Lender in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of the Borrower or the Subordinated Creditor, or of any right, power or remedy of the Agent or any Lender; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. The Agent or any Lender may remedy any Event of Default hereunder or in connection with the Superior Indebtedness without waiving the Event of Default so remedied. The Subordinated Creditor hereby agrees that if the Agent or any Lender agrees to a waiver of any provision hereunder, or an exchange of or release of any collateral, or the addition or release of any Person, any such action shall not constitute a waiver of any of the Agent's or any Lender's other rights or of the Subordinated Creditor's obligations hereunder. This Subordination Agreement may be amended only by an instrument in writing executed jointly by the Subordinated Creditor, the Agent and the requisite Lenders under the Credit Agreement and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

        Section 4.04  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                       TRIAL.

        (a) THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUBORDINATION AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS SUBORDINATION AGREEMENT, THE SUBORDINATED CREDITOR HEREBY ACCEPTS AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF THE PROPERTY OF THE SUBORDINATED CREDITOR, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE SUBORDINATED CREDITOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH MAY NOW OR HEREAFTER BE HAD TO BE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE SUBORDINATED CREDITOR IN ANY COURT OTHERWISE HAVING JURISDICTION. THE SUBORDINATED CREDITOR, THE AGENT AND THE LENDERS HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (c) Nothing herein shall affect the right of the Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Subordinated Creditor in any other jurisdiction.

        Section 4.05 ENTIRE AGREEMENT. THIS WRITTEN SUBORDINATION AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE AGENT, THE LENDERS AND THE SUBORDINATED CREDITOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN SUBORDINATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        WITNESS THE EXECUTION HEREOF, as of the date first above written.

Address:                                               SUBORDINATED
                                   CREDITOR:

----------------------                      -------------------------------
----------------------
----------------------
----------------------

                                            By:
                                            Name:
                                            Title:

                                            LENDER:

                                            ABN AMRO BANK N.V., HOUSTON AGENCY,
                                            AS AGENT AND AS A LENDER

                                            By:
                                            Name:
                                            Title:

                                            By:
                                            Name:
                                            Title:

                                   EXHIBIT 6.7

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

        The York Group, Inc. (the "Borrower"), the various financial institutions (collectively, the "Lenders") as are or may from time to time become parties thereto, and ABN AMRO Bank, N.V., as Agent for the Lenders, executed and delivered that certain Credit Agreement dated as of March 12, 1998 (herein, as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"). Any term defined in the Credit Agreement and used in this Compliance Certificate shall have the meaning given to it in the Credit Agreement.

        The undersigned, solely in his or her capacity as Chief Financial Officer of the Borrower hereby certifies to the Agent and the Lenders that:

        A. The attached financial statements are (check one) [ ] quarterly financial statements dated __________________, [ ] annual financial statements dated _____________________, which satisfy in full the requirements of Section 6.7(a)(i) or (ii) of the Credit Agreement, as applicable.

        B. As of the date of the attached financial statements and with respect to the Borrower and its Subsidiaries on a consolidated basis, the following calculations are true and correct:

               1.     TOTAL DEBT TO EBITDA RATIO

                      a.     Indebtedness for borrowed
                             money                                        $___________________

                      b.     Deferred purchase price
                             indebtedness                                 $___________________

                      c.     Capitalized Lease Obligations
                             and sale and lease-backs                     $___________________

                      d.     Contingent Obligations                       $___________________

                      e.     Indebtedness secured by Liens                $___________________

                      f.     Interest Rate Protection Agreements          $___________________

                      g.     Redemption amount with respect
                             to stock of Borrower within
                             12 months                                    $___________________

                      h.     TOTAL DEBT (sum of a through g)              $___________________

                      i.     Consolidated Net Income                      $___________________

                      j.     Consolidated Interest Expense                $___________________

                      k.     Provisions for taxes                         $___________________

                      l.     Extraordinary gains/losses                   $___________________

                      m.     Depreciation/amortization
                             expenses and other non-cash
                             charges                                      $___________________

                      n.     EBITDA                                       $___________________

                      o.     TOTAL DEBT TO EBITDA RATIO
                             (Ratio of h to n; not more
                             than 3.0 to 1.0)                             ________ to ________

               2.     TOTAL DEBT TO TOTAL CAPITAL RATIO

                      A.     TOTAL DEBT (1.H. ABOVE)                      $___________________

                      B.     CONSOLIDATED NET WORTH                       $___________________

                      c.     TOTAL CAPITAL (A PLUS B)                     $___________________

                      D.     TOTAL DEBT TO TOTAL CAPITAL RATIO
                             (RATIO OF A TO C; NOT MORE
                             THAN 55%)                                     __________________%

               3.     FIXED CHARGE COVERAGE RATIO

                      a.     Consolidated Net Income                     $____________________

                      b.     Provisions for taxes                        $____________________

                      c.     CONSOLIDATED CASH INTEREST EXPENSE          $____________________

                      d.     LEASE EXPENSE                               $____________________

                      E.     CONSOLIDATED EARNINGS BEFORE
                             INTEREST, LEASES AND TAXES
                             (A PLUS - TO EXTENT DEDUCTED FROM
                             A - B, C AND D)                              $___________________

                      f.     FIXED CHARGE COVERAGE RATIO
                             (RATIO OF E TO C PLUS D; NOT LESS
                             THAN 2.5 TO 1.0)                             ________ to ________

        C. To the best of my knowledge after due inquiry, all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on the date hereof as if made on the date hereof except, (i) to the extent such representation and warranty relates solely to an earlier date in which case it shall have been true and correct in all material respects as of such earlier date, (ii) as a result of the transactions expressly permitted under the Credit Agreement, or (iii) as to the following matters: [Describe or attach a schedule of all such representations and warranties that are no longer true or correct and, if applicable, what action the Borrower has taken or proposes to take].

        E.     (Check EITHER 1 or 2) To the best of my knowledge after due inquiry:
                      ------

               [__] 1.As of the date hereof, no Default or Event of Default has occurred and is continuing.

               [__] 2.As of the date hereof, no Default or Event of Default has occurred and is continuing except the following matters: [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto].

Date: __________________,_____.

                                            THE YORK GROUP, INC.

                                            By:
                                            Name:
                                            Title:

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AGREEMENT (this "AGREEMENT") dated as of , 199__, is by and among (the "ASSIGNOR"), (the "ASSIGNEE"), THE YORK GROUP, INC., a Delaware corporation (the "BORROWER"), and ABN AMRO Bank N.V., as Agent for the Lenders (as hereinafter defined) (in such capacity, the "AGENT").

                                   WITNESSETH:

        WHEREAS, the Borrower and the Agent have entered into that certain Credit Agreement (as amended, supplemented and restated from time to time, the "CREDIT AGREEMENT") dated as of March 12, 1998, by and among the Borrower, the lenders from time to time parties thereto (collectively, the "LENDERS"), including the Assignor as one such Lender, and the Agent, as agent for the Lenders;

        WHEREAS, the Assignor has agreed to make certain Loans to and participate in Letters of Credit for the account of the Borrower in accordance with the terms of the Credit Agreement, with the maximum aggregate amount of the Assignor's Loans and participation in Letters of Credit outstanding not to exceed the Assignor's Commitment; and

        WHEREAS, on a PRO RATA basis, the Assignor proposes to sell and assign to the Assignee, and the Assignee proposes to buy and accept from the Assignor, a __________% interest (the "ASSIGNED INTEREST") in the rights and obligations of the Assignor under the Credit Documents with the effect that the Assignee will have a maximum Commitment of $________________, resulting in a Percentage of ______%;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS. Any term defined in the Credit Agreement and used in this Agreement shall have the meaning ascribed to it in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby incorporated into this Agreement by reference.

        SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells, without recourse or warranty except as specifically set forth herein, to the Assignee the Assigned Interest in the rights and obligations of the Assignor under the Credit Documents. The Assignee hereby purchases and accepts, without recourse or warranty except as specifically set forth herein, from the Assignor all of such rights and obligations of the Assignor, including the corresponding portion of
(a) the principal amount of the Loans made by the Assignor, (b) the participation of the Assignor in the Letters of Credit, if any, and (c) any Reimbursement Obligations of the Borrower owing to the Assignor outstanding on the date hereof. As of the date hereof, the Assignee's Percentage of the outstanding principal balance of the Loans and Reimbursement Obligations of the Borrower is ________%. Subject to the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent on the date hereof, (a) the Assignee shall succeed, on a PRO RATA basis, to the rights and interests, and be obligated to perform the obligations of, a Lender under the Credit Documents with a Percentage of __________%, and shall be considered a Lender for all purposes; (b) the Assignee shall deliver to the Assignor, in immediately available funds, the Assignee's Percentage of the outstanding Loans (minus an amount equal to the Assignee's Percentage of any Letter of Credit fee paid by the Borrower to the Assignor pursuant to the terms of the Credit Agreement for the remaining portion of the calendar quarter); and (c) the Percentage of the Assignor as of the date hereof shall be reduced by the Percentage acquired by the Assignee, and the Assignor shall be released from its obligations under the Credit Documents which have been so assigned to and accepted by the Assignee. The Assignee shall participate in all outstanding Letters of Credit as provided in the Credit Documents.

        SECTION 3. PAYMENTS. Commitment fees accrued to the date hereof with respect to the Assignor's Percentage of the Commitment pursuant to Section 3.1 of the Credit Agreement are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Interest are for the account of the Assignee. All payments of principal of and accrued interest on the Loans and of Reimbursement Obligations are to be made by the Borrower to the Agent. The Agent shall divide such payments among the Lenders as their interests may appear, with all interest accruing on the Loans of the Assignor, and Reimbursement Obligations payable to the Assignor, before the date hereof to belong to the Assignor. Each of the Assignor and the Assignee hereby agrees that if it receives any amount from the Borrower under the Credit Documents which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party. The rights of the Assignor and the Assignee under this Section are in addition to other rights and remedies which the Assignor or the Assignee may have.

        SECTION 4. CONSENT OF THE BORROWER AND THE AGENT. This Agreement is conditioned upon the consent of the Borrower and the Agent to the extent required by Section 10.10(b) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of any such consent. Pursuant to Section 10.10(b) of the Credit Agreement, (a) the Assignor agrees to deliver its current Note(s) executed by the Borrower to the Borrower, marked "Renewed" or its equivalent, and simultaneously therewith (b) the Borrower agrees to execute and deliver new Notes payable to the order of the Assignee and, if applicable, to the Assignor to evidence the assignment and acceptance provided for herein.

        SECTION 5. THE ASSIGNOR. The Assignor (a) represents and warrants to the Assignee that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any Lien; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower or any other Credit Party of any of its obligations under the Credit Documents.

        SECTION 6. THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (c) appoints and authorizes the Agent to take such action as agent on behalf of the Assignee and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. If the Assignee is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the Assignee hereby (a) represents to the Assignor, the Agent and the Borrower that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Assignor with respect to any payments to be made to such Assignor in respect of the Loans or the Letters of Credit, (b) agrees to furnish to the Assignor, the Agent and the Borrower the forms required by Section 10.10(d) of the Credit Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) agrees for the benefit of the Assignor, the Agent and the Borrower to furnish to the Agent and the Borrower from time to time new forms as required by Sections 10.10(d) and 3.3 of the Credit Agreement, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        SECTION 7. NOTICES AND PAYMENT INSTRUCTIONS. All notices in connection herewith shall be given in accordance with Section 10.7 of the Credit Agreement. The address of the Assignee for notices hereunder and thereunder, together with payment instructions for amounts to be paid to the Assignee under the Credit Agreement, shall be initially as set forth on the signature pages hereof.

        SECTION 8. MISCELLANEOUS. This Agreement (a) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, (b) is a Credit Document, and (c) shall be governed by and construed in accordance with the laws of the State of Texas.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            [NAME OF ASSIGNOR]

                                            By:
                                            Name:
                                            Title:

                                            [NAME OF ASSIGNEE]

                                            By:
                                            Name:
                                            Title:

                                            [INSERT ADDRESS]

                                            Attention:
                                            Telecopy No.: (___)

                                            Send payments to:

                                            [Reference:  The York Group, Inc.]

                                            THE YORK GROUP, INC.

                                            By:
                                            Name:
                                            Title:

                                            ABN AMRO BANK N.V., AS AGENT

                                            By:
                                            Name:
                                            Title:

                                  EXHIBIT 10.10

                          FORM OF ASSIGNMENT AGREEMENT